(Exhibit 99.2)

                                                                 EXECUTION COPY




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                            ASSET EXCHANGE AGREEMENT

                                      DATED

                              AS OF APRIL 18, 2000



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                                TABLE OF CONTENTS

                                                                           Page

Article  1.    Definitions................................................... 2
                       1.01     Certain Definitions.......................... 2
                       1.02     Rules of Construction........................20

Article  2.    Exchange of Assets; Cash Consideration.........................21
                       2.01     Exchange of Assets; Cash Consideration........21
                       2.02     Additional Deliveries.........................22
                       2.03     Estimated Adjustment Statements...............23
                       2.04     Holdings' Post-Closing Adjustment.............23
                       2.05     AT&T's Post-Closing Adjustment................25
                       2.06     Post-Closing Adjustment of Cash
                                Consideration.................................27
                       2.07     Assumption of Liabilities.....................28
                       2.08     Sales and Transfer Taxes......................28
                       2.09     Allocations...................................28

Article  3.    Representations and Warranties of the Cablevision Entities.....29
                       3.01     Organization and Authority of the
                                Cablevision Entities..........................29
                       3.02     Legal Capacity; Approvals and Consents........29
                       3.03     Financial Statements..........................30
                       3.04     Changes in Operation..........................30
                       3.05     Tax Matters...................................30
                       3.06     Cablevision Assets............................31
                       3.07     CATV Business.................................32
                       3.08     Labor Contracts and Actions...................36
                       3.09     Employee Benefit Plans........................36
                       3.10     Contracts.....................................37
                       3.11     Legal and Governmental Proceedings and
                                Judgments.....................................37
                       3.12     Finders and Brokers...........................37
                       3.13     No Vote Required..............................37

Article  4.    Representations and Warranties of the AT&T Parties.............37
                       4.01     Organization and Authority of the AT&T
                                Entities......................................38
                       4.02     Legal Capacity; Approvals and Consents........38
                       4.03     Financial Statements..........................39
                       4.04     Changes in Operation..........................39
                       4.05     Tax Matters...................................39
                       4.06     AT&T Assets...................................40
                       4.07     CATV Business.................................41
                       4.08     Labor Contracts and Actions...................44
                       4.09     Employee Benefit Plans........................44
                       4.10     Contracts.....................................45
                       4.11     Legal and Governmental Proceedings and
                                Judgments.....................................45


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                       4.12     Finders and Brokers...........................45
                       4.13     No Vote Required..............................45
                       4.14     AT&T Designated Subsidiary....................45

Article  5.    Covenants Pending Closing......................................47
                       5.01     Business of the Cablevision Entities..........47
                       5.02     Business of the AT&T Entities.................50
                       5.03     AT&T Limitations Pending Closing of
                                AT&T/MediaOne Merger..........................52
                       5.04     Rebuild of AT&T CATV Systems..................53
                       5.05     Access to Information.........................54
                       5.06     Upgrade Remedies..............................55

Article  6.    Deliveries at Closing..........................................55
                       6.01     Deliveries by Holdings........................55
                       6.02     Deliveries by AT&T............................56

Article  7.    Conditions to the Obligations of the AT&T Parties..............57
                       7.01     Waiting Period; Receipt of Consents...........57
                       7.02     Authority.....................................57
                       7.03     Performance...................................57
                       7.04     Absence of Breach of Warranties and
                                Representations...............................57
                       7.05     No Cablevision Material Adverse Change........58
                       7.06     Absence of Proceedings........................58
                       7.07     FIRPTA Certificate............................58
                       7.08     MediaOne Closing..............................58

Article  8.    Conditions to the Obligations of the Cablevision Entities......58
                       8.01     Waiting Period; Receipt of Consents...........58
                       8.02     Authority.....................................59
                       8.03     Performance...................................59
                       8.04     Absence of Breach of Representations and
                                Warranties....................................59
                       8.05     No AT&T Material Adverse Change...............59
                       8.06     Absence of Proceedings........................59
                       8.07     FIRPTA Certificate............................59

Article  9.    Covenants......................................................60
                       9.01     Compliance with Conditions....................60
                       9.02     Compliance with HSR Act and Rules.............60
                       9.03     Applications for Assignment of Contracts or
                                CATV Instruments..............................61
                       9.04     Records and Related Matters...................61
                       9.05     Subscriber Billing Services and Call Center
                                Services......................................62
                       9.06     Covenant Not to Compete.......................62
                       9.07     Remaining Franchises..........................63


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Article  10.   Survival of Representations, Warranties, Covenants and
               Other Agreements; Indemnification..............................65
                       10.01    Survival of Representations, Warranties,
                                Covenants and Other Agreements................65
                       10.02    Indemnification by the Cablevision Sellers....65
                       10.03    Indemnification by the AT&T Sellers and the
                                AT&T Designated Subsidiary....................67
                       10.04    Third Party Claims............................68

Article  11.   Further Assurances.............................................69

Article  12.   Closing........................................................69
                       12.01    Closing.......................................69
                       12.02    Termination...................................69
                       12.03    Remedies Upon Default.........................70

Article  13.   Miscellaneous..................................................70
                       13.01    Amendments; Waivers...........................70
                       13.02    Entire Agreement..............................70
                       13.03    Names.........................................71
                       13.04    Binding Effect; Assignment....................71
                       13.05    Construction; Counterparts....................72
                       13.06    Notices.......................................72
                       13.07    Expenses of the Parties.......................73
                       13.08    Non-Recourse..................................73
                       13.09    Third Party Beneficiary.......................74
                       13.10    Governing Law.................................74
                       13.11    Press Releases................................74
                       13.12    Severability..................................74
                       13.13    Late Payments.................................74


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EXHIBIT A         -        AT&T CATV Systems

EXHIBIT B         -        Cablevision CATV Systems

EXHIBIT C-1       -        Cablevision Assumption Agreement-- Exchange 1

EXHIBIT C-2       -        Cablevision Assumption Agreement-- Exchange 2

EXHIBIT D-1       -        AT&T Assumption Agreement-- Exchange 1

EXHIBIT D-2       -        AT&T Assumption Agreement-- Exchange 2

EXHIBIT E         -        Cablevision Bill of Sale and General Assignment

EXHIBIT F         -        AT&T Bill of Sale and General Assignment

EXHIBIT G         -        Form of Opinion of Cablevision's Counsel

EXHIBIT H         -        Form of Opinion of AT&T's Counsel

EXHIBIT I         -        Form of Supplement


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                        CABLEVISION'S DISCLOSURE SCHEDULE

Schedule 1.01(a)      -     CATV Licenses/Franchises

Schedule 1.01(b)      -     Excluded Assets

Schedule 1.01(c)      -     Permitted Encumbrances

Schedule 1.01(d)      -     2000 Target Upgrade Miles and MDUs

Schedule 1.01(e)      -     Upgrade Specifications

Schedule 3.02         -     Consents and Approvals

Schedule 3.04         -     Changes in Operation

Schedule 3.05         -     Tax Notices and Assessments

Schedule 3.06(b)      -     Real Property

Schedule 3.06(d)      -     Environmental Matters

Schedule 3.07(c)      -     Material Contracts

Schedule 3.07(d)      -     Notice of Claims or Purported Defaults in CATV
                            Instruments

Schedule 3.07(e)      -     Compliance with Communications Act and Documents not
                            filed with the FCC

Schedule 3.07(f)      -     Compliance with Copyright Act

Schedule 3.07(g)      -     Rate Complaints and Appeals of Rate Orders and Rate
                            Complaints

Schedule 3.07(h)      -     Section 626(c)(1) of Communications Act

Schedule 3.07(j)      -     Head-ends

Schedule 3.07(k)      -     Overbuilds

Schedule 3.07(l)      -     Condition of Tangible Personal Property

Schedule 3.09(a)      -     Employee Benefit Plans

Schedule 3.10         -     Contracts in Default


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Schedule 3.11         -     Legal Proceedings and Judgments

Schedule 5.01(h)(iii) -     Rate Decreases


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                           AT&T'S DISCLOSURE SCHEDULE

Schedule 1.01(a)      -     CATV Licenses/Franchises

Schedule 1.01(b)      -     Excluded Assets

Schedule 1.01(c)      -     Permitted Encumbrances

Schedule 1.01(d)      -     2000 Target Upgrade Miles and MDUs

Schedule 1.01(e)      -     Upgrade Specifications

Schedule 4.02         -     Consents and Approvals

Schedule 4.04         -     Changes in Operation

Schedule 4.05         -     Tax Notices and Assessments

Schedule 4.06(b)      -     Real Property

Schedule 4.06(d)      -     Environmental Matters

Schedule 4.07(c)      -     Material Contracts

Schedule 4.07(d)      -     Notice of Claims or Purported Defaults in CATV
                            Instruments

Schedule 4.07(e)      -     Compliance with Communications Act and Documents not
                            filed with the FCC

Schedule 4.07(f)      -     Compliance with Copyright Act

Schedule 4.07(g)      -     Rate Complaints and Appeals of Rate Orders and Rate
                            Complaints

Schedule 4.07(h)      -     Section 626(c)(1) of the Communications Act

Schedule 4.07(j)      -     Head-ends

Schedule 4.07(k)      -     Overbuilds

Schedule 4.07(l)      -     Condition of Tangible Personal Property

Schedule 4.09         -     Employee Benefit Plans

Schedule 4.10         -     Contracts in Default


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Schedule 4.11         -     Legal Proceedings and Judgments

Schedule 5.02(h)(iii) -     Rate Decreases

                                      OTHER

Schedule 1.01(f)      -     Engineering Firm List

Schedule 2.01(c)      -     Exchange of Assets

Schedule 7.07         -     Cablevision FIRPTA Certificate

Schedule 8.07         -     AT&T FIRPTA Certificate


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                            ASSET EXCHANGE AGREEMENT

         This Asset Exchange Agreement (this "Agreement") is made and entered into as of April 18, 2000, by and among CSC Holdings, Inc., a Delaware corporation ("Holdings"), Cablevision of Brookline, L.P., a Delaware limited partnership ("CSC Brookline"), Cablevision of Boston, Inc., a Delaware corporation ("CSC Boston" and, together with CSC Brookline, the "Cablevision Sellers" and, together with CSC Brookline and Holdings, the "Cablevision Entities"), and AT&T Corp., a New York corporation ("AT&T").

                                 R E C I T A L S

         WHEREAS, upon consummation of the AT&T/MediaOne Merger, MediaOne of New York, Inc., a New York corporation ("AT&T Sub I" ), and MediaOne of Greater New York, Inc., a Rhode Island corporation ("AT&T Sub II" and, together with AT&T Sub I, the "AT&T Sellers" and, together with AT&T Sub I and AT&T, the "AT&T Entities"), will be indirect wholly owned subsidiaries of AT&T and will own and operate cable television systems serving the communities described in Exhibit A (the "AT&T CATV Systems").

         WHEREAS, CSC Brookline and CSC Boston are subsidiaries of Holdings and own and operate cable television systems serving the communities described in Exhibit B (the "Cablevision CATV Systems").

         WHEREAS, the boards of directors of Holdings, CSC Brookline, CSC Boston and AT&T have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the transactions contemplated hereby.

         WHEREAS, this Agreement sets forth the terms and conditions on which the Cablevision Sellers will convey to the AT&T Sellers or the other AT&T Subsidiary designated by AT&T (the "AT&T Designated Subsidiary" and, collectively with the AT&T Entities, the "AT&T Parties") substantially all of the assets of the Cablevision CATV Systems and AT&T will cause the AT&T Sellers to convey to the Cablevision Sellers substantially all of the assets of the AT&T CATV Systems and AT&T will cause the AT&T Sellers or qualified intermediaries acting on behalf of the AT&T Sellers or the AT&T Designated Subsidiary to deliver to the Cablevision Sellers the Exchange 1 Cash Consideration and the Cablevision Sellers will deliver to the AT&T Sellers or the AT&T Designated Subsidiary the Exchange 2 Cash Consideration, in transactions intended to qualify, to the extent reasonably possible, as tax-free exchanges of like-kind assets under Section 1031 of the Code (collectively, the "Exchange Transaction").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.


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1. DEFINITIONS.

         1.01 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         Affiliate means, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person; provided that, notwithstanding the foregoing, for all purposes of this Agreement and the other Transaction Documents, (i) neither Cablevision Systems Corporation nor any of its Subsidiaries shall be deemed to be an Affiliate of the AT&T Sellers or the AT&T Parties, (ii) neither AT&T nor any of its Subsidiaries shall be deemed to be an Affiliate of the Cablevision Sellers or the Cablevision Entities, and (iii) no member of the Liberty Media Group shall be deemed to be an Affiliate of the AT&T Sellers or the AT&T Parties. As used in this definition, "control" (including, with its correlative meanings, "controlling," "controlled by" and "under control with") will mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through the ownership of securities, or partnership or other ownership interest, by contract or otherwise).

         Agreement means this Agreement and the Exhibits and Schedules attached hereto.

         Appraiser has the meaning set forth in Section 2.09.

         Asserted Claim has the meaning set forth in Section 10.04.

         AT&T has the meaning set forth in the Preamble to this Agreement.

         AT&T Actual Upgrade Capital Expenditures means actual capital expenditures made by the AT&T Sellers with respect to the AT&T CATV Systems in accordance with the AT&T Upgrade Specifications, for (a) coax feeder cable, (b) external drop cable, (c) MDU wiring, (d) active and passive field electronics and (e) construction of fiber overlay and nodes, in each case, made prior to Closing and as would be reflected as additions to fixed assets on the financial statements of the AT&T CATV Systems in accordance with GAAP.

         AT&T Aerial Mileage Shortfall means the amount, if any, by which the number of actual aerial plant miles upgraded in the AT&T CATV Systems prior to Closing in accordance with the AT&T Upgrade Specifications, is less than the number of aerial plant miles planned to be upgraded in the AT&T CATV Systems during 2000, as shown in Schedule 1.01(d) of AT&T's Disclosure Schedule.

         AT&T Assets means all of the properties, assets, privileges, rights, interests, claims and goodwill, real and personal, tangible and intangible, of every type and description of the AT&T Sellers, including, without limitation, each AT&T Seller's leasehold interests or rights to possession, whether owned or leased or otherwise possessed, primarily used or held for use in or necessary for the AT&T CATV Business, now in existence or hereafter acquired by an AT&T Seller prior to the Closing, including, without limitation, the AT&T CATV Instruments, the AT&T Equipment, the AT&T Real Property, the AT&T Contracts, the AT&T Inventory and the


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AT&T Intangible Property; provided that the AT&T Assets shall exclude the AT&T
Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

         AT&T Assumed Liabilities means (a) those obligations, liabilities and commitments accruing after the Closing Date under or with respect to the Cablevision Assets assigned and transferred to the AT&T Sellers or the AT&T Designated Subsidiary, as applicable, at the Closing; (b) other obligations and liabilities of the Cablevision Sellers only to the extent that such obligations and liabilities constituted Cablevision Current Liabilities in calculating Cablevision Working Capital; and (c) all other obligations and liabilities accruing and relating to periods after the Closing Date and arising out of the AT&T Sellers' or the AT&T Designated Subsidiary's ownership, use or operation of the Cablevision Assets after the Closing Date, except to the extent that such obligations or liabilities relate to any Cablevision Excluded Asset.

         AT&T Assumption Agreements means the AT&T Assumption Agreements attached as Exhibits D-1 and D-2 hereto.

         AT&T Benefit Plans has the meaning set forth in Section 4.09(a).

         AT&T CATV Business means the CATV business presently owned and operated by the AT&T Sellers, which consists of the transmission, distribution and local origination of audio and video signals over the AT&T CATV Systems.

         AT&T CATV Instruments means (a) all franchises or ordinances granted to the AT&T Sellers with respect to the AT&T CATV Business by any Governmental Authority listed in Schedule 1.01(a) of AT&T's Disclosure Schedule; (b) all permits for wire crossings over or under highways, railroads, and other property; (c) all construction permits and certificates of occupancy; (d) all pole attachment and other contracts with utilities; (e) all State, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; (f) all agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and (g) all other approvals, consents and authorizations used or held for use in the AT&T CATV Business.

         AT&T CATV Licenses means the licenses issued by the FCC used in the AT&T CATV Business as presently conducted by the AT&T Sellers, all of which are listed in Schedule 1.01(a) of AT&T's Disclosure Schedule.

         AT&T CATV Systems has the meaning set forth in the Preamble to this Agreement.

         AT&T Contract means any contract, mortgage, deed of trust, bond, indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document or written agreement relating to the AT&T CATV Business to which an AT&T Seller is a party or by which an AT&T Seller or the assets included within the AT&T CATV Business are bound, excluding any AT&T CATV Instrument.


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         AT&T Current Assets means, with respect to the AT&T CATV Systems, petty cash, marketable securities, 100% of active subscriber accounts receivable that are 60 days or less past due and 90% of active subscriber accounts receivable that are between 61 and 90 days past due (in each case measured from the date the accounts became receivable), other receivables, including advertising, tower rent, marketing cooperative, home shopping commissions and employee tax receivables, all deposits with utilities, under leases or related to guides, billing service, postage, the pro rata portion of any prepaid taxes (as of the Closing Date), all prepaid expenses, including in respect of pole rental or equipment maintenance agreements that are liabilities, and in respect of rent, postage, promotional expenditures, guides, security service or two-way radio and other current assets (excluding AT&T Inventory), each as determined in accordance with GAAP (unless otherwise specified herein), but excluding the AT&T Excluded Assets.

         AT&T Current Liabilities means, with respect to the AT&T CATV Systems, accounts payable, accrued expenses and other current liabilities of the AT&T Sellers determined in accordance with GAAP including, without limitation, accrued vacation and sick time for AT&T Employees to be employed by the AT&T CATV Business immediately following the Closing in an amount equal to the applicable Cablevision Entity's obligation to provide for accrued vacation and sick time for such AT&T Employees, except that the current portion of any indebtedness for borrowed money shall not be included.

         AT&T Designated Subsidiary has the meaning set forth in the Preamble to this Agreement.

         AT&T Employees means all current active employees of the AT&T Sellers with respect to the AT&T CATV Business.

         AT&T Entities has the meaning set forth in the Preamble to this Agreement.

         AT&T Equipment means all tangible personalty, electronic devices, towers, trunk and distribution cable, decoders and spare decoders for scrambled satellite signals, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings), "head-ends" and "Hubs" (origination, transmission and distribution system) hardware, tools, inventory, spare parts, maps and engineering data, vehicles, supplies, tests and closed circuit devices, furniture and furnishings, and all other tangible personal property and facilities owned or leased by an AT&T Seller and used in the AT&T CATV Business.

         AT&T Equivalent Subscriber means, as at any date of determination thereof, the total number of households served by the AT&T CATV Business on a bulk-billed basis and the total number of establishments served on a commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by the AT&T Sellers, which shall be deemed to be equal to the quotient obtained by dividing (a) the total fees and charges for basic service billed by the AT&T Sellers during the month including such date on a bulk-billed or commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by the AT&T Sellers, by (b) the fees and charges for basic service that a Basic Subscriber of the AT&T CATV Business of the type described in clause (a) of the definition of such term in this


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Section 1.01 was billed during such month, and as to both clauses (a) and (b)
above, excluding any pass-through charge for sales tax, line-itemized franchise fees, fees charged by the FCC and similar items.

         AT&T Estimated Adjustment Statement has the meaning set forth in
Section 2.03(b).

         AT&T Estimated Subscriber Adjustment means an amount shown on the AT&T Estimated Adjustment Statement equal to the product of (a) $5,000 multiplied by
(b) the difference between (i) 124,908 less (ii) the number of Basic Subscribers of the AT&T CATV Business on the Closing Date; provided that, if the product obtained in the foregoing clause is negative, the AT&T Estimated Subscriber Adjustment shall be zero.

         AT&T Estimated Upgrade Adjustment means an amount shown on the AT&T Estimated Adjustment Statement equal to the sum of (a) the product of the AT&T Aerial Mileage Shortfall times the AT&T 550 Aerial Adjustment plus (b) the product of the AT&T Underground Mileage Shortfall times the AT&T 550 Underground Adjustment, plus (c) the product of the AT&T MDU Shortfall times the AT&T 550 MDU Cost Per Unit Adjustment.

         AT&T Estimated Working Capital Adjustment means the positive or negative amount shown on the AT&T Estimated Adjustment Statement as the AT&T Working Capital of the AT&T CATV Business as of the Closing Date.

         AT&T Excluded Assets means (a) the assets and properties listed in
Schedule 1.01(b) of AT&T's Disclosure Schedule, (b) programming AT&T Contracts (including cable guide AT&T Contracts) and retransmission consent AT&T Contracts, (c) insurance policies and rights and claims thereunder up to the self-insured retention or deductible, (d) AT&T Contracts relating to national advertising sales representation, (e) bonds, letters of credit, surety instruments and other similar items of the AT&T Entities, (f) trademarks, trade names, service marks, service names, logos and similar proprietary rights, (g) AT&T Benefit Plans, (h) any of the following types of agreements if not disclosed on Schedule 4.02 or Schedule 4.07(c) of AT&T's Disclosure Schedule:
(i) any agreement with any Affiliate of the AT&T Entities; (ii) any agreement with any member of the Liberty Media Group; (iii) any agreement for the provision of telephony, high speed data or related services in any of the AT&T CATV Systems; and (iv) any agreement with any competitive access provider or local exchange company or any Internet access or on-line services provider with respect to the use or lease of any AT&T Assets; (i) the MediaOne Social Contract and (j) personnel files.

         AT&T Final Adjustment Statement has the meaning set forth in Section 2.05(d).

         AT&T Final Subscriber Adjustment means an amount shown on the AT&T Final Adjustment Statement equal to the product of (a) $5,000 multiplied by (b) the difference, if any, between (i) 124,908 less (ii) the number of Basic Subscribers of the AT&T CATV Business on the Closing Date; provided that, if the product obtained in the foregoing clause is negative, the AT&T Final Subscriber Adjustment shall be zero.


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         AT&T Final Upgrade Adjustment means (1) with respect to upgrade work in the AT&T CATV Systems not completed prior to Closing, an amount shown on the AT&T Final Adjustment Statement equal to the sum of (a) the product of the AT&T Aerial Mileage Shortfall times AT&T 550 Aerial Adjustment, plus (b) the product of the AT&T Underground Mileage Shortfall times AT&T 550 Underground Adjustment, plus (c) the product of the AT&T MDU Shortfall times the AT&T 550 MDU Cost Per Unit Adjustment, and (2) with respect to upgrade work in the AT&T CATV Systems completed prior to Closing that did not satisfy the AT&T Upgrade Specifications, the amount of additional expenditures needed with respect to such completed upgrade work to cause it to satisfy the AT&T Upgrade Specifications as determined in accordance with Section 2.05(d), less the AT&T 750 Aerial Adjustment Delta and the AT&T 750 Underground Adjustment Delta associated with such completed upgrade work, and (3) any adjustment determined in accordance with Section 2.05(d) to the AT&T Estimated Upgrade Adjustment that is not covered by clause (1) or (2).

         AT&T Final Working Capital Adjustment means the positive or negative amount shown on the AT&T Final Adjustment Statement as the AT&T Working Capital of the AT&T CATV Business as of the Closing Date.

         AT&T Financial Statements has the meaning set forth in Section 4.03.

         AT&T 550 Aerial Adjustment equals $22,480 per mile.

         AT&T 550 MDU Cost Per Unit Adjustment equals $125 per unit within MDUs in the AT&T CATV Systems.

         AT&T 550 Underground Adjustment equals $31,163 per mile.

         AT&T Indemnified Party has the meaning set forth in Section 10.03(a).

         AT&T Intangible Property means the copyrights, patents, trademarks, service marks and trade names used in the AT&T CATV Business excluding the right to use the name "AT&T" or any and all derivatives thereof or any name which may include any of such terms, and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are owned by an AT&T Seller or an affiliate thereof and used in the AT&T CATV Business.

         AT&T Interim Financial Statements has the meaning set forth in Section 4.03.

         AT&T Inventory means all inventory of the AT&T Sellers as defined under GAAP, plus, without limitation, all supplies, all maintenance equipment, all converters, all cables and all amplifiers owned by an AT&T Seller on the Closing Date as determined by the AT&T Sellers' inventory control systems and used in the AT&T CATV Business.

         AT&T Matching Franchise has the meaning set forth in Section 9.07(a).


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         AT&T Material Adverse Effect means a material adverse effect on the assets, financial condition or results of operations of the AT&T CATV Business, taken as a whole, other than any such effect resulting from changes in general economic or political conditions or legal, governmental, regulatory or competitive factors affecting CATV system operators generally or in the State of New York.

         AT&T Material Contracts has the meaning set forth in Section 4.07(c).

         AT&T MDU Shortfall means the amount, if any, by which the number of actual units within MDUs in the AT&T CATV Systems upgraded prior to Closing is less than the number of units within MDUs planned to be upgraded in the AT&T CATV Systems during 2000, as shown in Schedule 1.01(d) of AT&T's Disclosure Schedule.

         AT&T Objection has the meaning set forth in Section 2.04(c).

         AT&T Parties has the meaning set forth in the Preamble to this Agreement.

         AT&T Permitted Encumbrances means those Encumbrances set forth in
Schedule 1.01(c) of AT&T's Disclosure Schedule and all other Encumbrances, if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the AT&T CATV Business.

         AT&T Preliminary Adjustment Statement has the meaning set forth in
Section 2.05(a).

         AT&T Real Property means all realty, fixtures, easements, rights-of-way, leasehold and other interests in real property, buildings and improvements used in the AT&T CATV Business.

         AT&T Retained Franchise has the meaning set forth in Section 9.07(b).

         AT&T Sellers has the meaning set forth in the Preamble to this Agreement.

         AT&T 750 Aerial Adjustment Delta equals $160 per mile, but only with respect to the areas referred to in part (a) of the definition of "AT&T Upgrade Specifications."

         AT&T 750 Underground Adjustment Delta equals $539 per mile, but only with respect to the areas referred to in part (a) of the definition of "AT&T Upgrade Specifications."

         AT&T Special Indemnity Covenants has the meaning specified in Section 10.03(b).

         AT&T Subscriber Adjustment means the AT&T Estimated Subscriber Adjustment prior to the preparation of the AT&T Final Adjustment Statement pursuant to Section 2.05(c), and thereafter, the AT&T Final Subscriber Adjustment.

         AT&T Systems Area means the geographical area in which the AT&T CATV Systems are operated as described in Exhibit A hereto.

         AT&T Underground Mileage Shortfall means the amount, if any, by which the number of actual underground plant miles upgraded in the AT&T CATV Systems prior to Closing in accordance with the AT&T Upgrade Specifications, is less than the number of underground plant miles planned to be upgraded in the AT&T CATV Systems during 2000, as shown in Schedule 1.01(d) of AT&T's Disclosure Schedule.

         AT&T Upgrade Adjustment means the AT&T Estimated Upgrade Adjustment prior to the preparation of the AT&T Final Adjustment Statement pursuant to
Section 2.05(e), and thereafter, the AT&T Final Upgrade Adjustment.

         AT&T Upgrade Objection has the meaning set forth in Section 2.04(d).

         AT&T Upgrade Specifications means (a) with respect to the areas listed as being "in walk out only" status in Schedule 1.01(e) of AT&T's Disclosure Schedule, the "New York Upgrade Architecture -Built to Cablevision Specifications" outlined in Schedule 1.01(e) of AT&T's Disclosure Schedule, and
(b) with respect to the areas listed as being "design complete," "in prelim design" or "walk out sent to design house" status in Schedule 1.01(e) of AT&T's Disclosure Schedule, the "New York Upgrade Architecture -Built to MediaOne Specifications" outlined in Schedule 1.01(e) of AT&T's Disclosure Schedule.

         AT&T Working Capital means AT&T Current Assets minus AT&T Current Liabilities.

         AT&T Working Capital Adjustment means the AT&T Estimated Working Capital Adjustment prior to the preparation of the AT&T Final Adjustment Statement pursuant to Section 2.05(c), and thereafter, the AT&T Final Working Capital Adjustment.

         AT&T's Counsel means Sherman & Howard L.L.C. or such local, special or inside counsel as AT&T may select.

         AT&T/MediaOne Merger means the merger contemplated pursuant to the Agreement and Plan of Merger, dated as of May 6, 1999, as amended, by and among AT&T Corp., Meteor Acquisition Inc. and MediaOne Group, Inc.

         Basic Subscriber means as at any date of determination thereof, the sum of (a) the total number of households (exclusive of "second outlets," as such term is commonly understood in the cable television industry, and exclusive of customers billed on a bulk-billing or commercial-account basis) subscribing on such date to at least the most basic tier of service offered by the CATV Business and paying the full monthly service fees and charges imposed in respect of such service (other than disputed items), and (b) the total number of Cablevision Equivalent Subscribers or AT&T Equivalent Subscribers (as the case may be) on such date who, as to either clause (a) or clause (b), are not, as of the Closing Date, more than 60 days in arrears in payment for service, as measured from the date that payment due became a receivable.

         Business Day means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         Cablevision Actual Upgrade Capital Expenditures means actual capital expenditures made by the Cablevision Sellers with respect to the Cablevision CATV Systems in accordance with the Cablevision Upgrade Specifications, for (a) coax feeder cable, (b) external drop cable, (c) MDU wiring, (d) active and passive field electronics and (e) construction of fiber overlay and nodes, in each case made during 2000, but only through the earlier of December 31, 2000 and the Closing Date; and as would be reflected as additions to fixed assets on the financial statements of the Cablevision CATV System in accordance with GAAP.

         Cablevision Adjusted Aerial Average Cost Per Mile has the meaning set forth in Section 2.04(d).

         Cablevision Adjusted MDU Average Cost Per Unit has the meaning set forth in Section 2.04(d).

         Cablevision Adjusted Underground Average Cost Per Mile has the meaning set forth in Section 2.04(d).

         Cablevision Aerial Average Cost Per Mile equals the quotient of Cablevision Actual Upgrade Capital Expenditures made on actual aerial plant miles upgraded in the Cablevision CATV System during 2000 divided by the number of actual aerial plant miles rebuilt in the Cablevision CATV System during 2000, in each case, through the earlier of December 31, 2000 and the Closing Date and in accordance with the Cablevision Upgrade Specifications.

         Cablevision Aerial Mileage Shortfall means the amount, if any, by which the number of actual aerial plant miles upgraded in the Cablevision CATV System during 2000 in accordance with the Cablevision Upgrade Specifications, is less than the number of aerial plant miles planned to be upgraded in the Cablevision CATV System during 2000, as shown in Schedule 1.01(d) of Cablevision's Disclosure Schedule and, in each case, through the earlier of December 31, 2000 and the Closing Date.

         Cablevision Assets means all of the properties, assets, privileges, rights, interests, claims and goodwill, real and personal, tangible and intangible, of every type and description of the Cablevision Sellers, including, without limitation, the Cablevision Sellers' leasehold interests or rights to possession, whether owned or leased or otherwise possessed, primarily used or held for use in or necessary for the Cablevision CATV Business, now in existence or hereafter acquired by the Cablevision Sellers prior to the Closing, including, without limitation, the Cablevision CATV Instruments, the Cablevision Equipment, the Cablevision Real Property, the Cablevision Contracts, the Cablevision Inventory and the Cablevision Intangible Property; provided that the Cablevision Assets shall exclude the Cablevision Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

         Cablevision Assumed Liabilities means (a) those obligations, liabilities and commitments accruing after the Closing Date under or with respect to the AT&T Assets assigned and transferred to the Cablevision Sellers at the Closing; (b) other obligations and liabilities of the AT&T Sellers only to the extent that such obligations and liabilities constituted AT&T Current Liabilities in calculating AT&T Working Capital; and (c) all other obligations and liabilities accruing and relating to periods after the Closing Date and arising out of the Cablevision Sellers' ownership, use or operation of the AT&T Assets after the Closing Date, except to the extent that such obligations or liabilities relate to any AT&T Excluded Asset.

         Cablevision Assumption Agreements means the Cablevision Assumption Agreements attached as Exhibits C-1 and C-2 hereto.

         Cablevision Average Cost Per Mile Calculations has the meaning set forth in Section 2.04(d).

         Cablevision Benefit Plans has the meaning set forth in Section 3.09(a).

         Cablevision CATV Business means the CATV business presently owned and operated by the Cablevision Sellers, which consists of the transmission, distribution and local origination of audio and video signals over the Cablevision CATV Systems.

         Cablevision CATV Instruments means (a) all franchises or ordinances granted to the Cablevision Sellers with respect to the Cablevision CATV Business by any Governmental Authority listed in Schedule 1.01(a) of Cablevision's Disclosure Schedule; (b) all permits for wire crossings over or under highways, railroads, and other property; (c) all construction permits and certificates of occupancy; (d) all pole attachment and other contracts with utilities; (e) all State, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; (f) all agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and (g) all other approvals, consents and authorizations used or held for use in the Cablevision CATV Business.

         Cablevision CATV Licenses means the licenses issued by the FCC used in the Cablevision CATV Business as presently conducted by the Cablevision Sellers, all of which are listed in Schedule 1.01(a) of Cablevision's Disclosure Schedule.

         Cablevision CATV Systems has the meaning set forth in the Preamble to this Agreement.

         Cablevision Contract means any contract, mortgage, deed of trust, bond, indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document or written agreement relating to the Cablevision CATV Business to which the Cablevision Sellers are parties or by which the Cablevision Sellers or the assets included within the Cablevision CATV Business are bound, excluding any Cablevision CATV Instrument.

         Cablevision Current Assets means, with respect to the Cablevision CATV Systems, petty cash, marketable securities, 100% of active subscriber accounts receivable that are 60 days or less past due and 90% of active subscriber accounts receivable that are between 61 and 90 days past due (in each case measured from the date the accounts became receivable), other receivables, including advertising, tower rent, marketing cooperative, home shopping commissions and employee tax receivables, all deposits with utilities, under leases or related to guides, billing service, postage, the pro rata portion of any prepaid taxes (as of the Closing Date), all prepaid expenses, including in respect of pole rental or equipment maintenance agreements that are liabilities, and in respect of rent, postage, promotional expenditures, guides, security service or two-way radio and other current assets (excluding Cablevision Inventory), each as determined in accordance with GAAP (unless otherwise specified herein), but excluding the Cablevision Excluded Assets.

         Cablevision Current Liabilities means, with respect to the Cablevision CATV Systems, accounts payable, accrued expenses and other current liabilities of the Cablevision Sellers determined in accordance with GAAP, including, without limitation, accrued vacation and sick time for Cablevision Employees to be employed by the Cablevision CATV Business immediately following the Closing in an amount equal to the applicable AT&T Party's obligation to provide for accrued vacation and sick time for such Cablevision Employees, except that the current portion of any indebtedness for borrowed money shall not be included.

         Cablevision Employees means all current active employees of Cablevision Sellers with respect to the Cablevision CATV Business.

         Cablevision Entities has the meaning set forth in the Preamble to this Agreement.

         Cablevision Equipment means all tangible personalty; electronic devices; towers; trunk and distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings); "head-ends" and "Hubs" (origination, transmission and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; and all other tangible personal property and facilities owned or leased by the Cablevision Sellers and used in the Cablevision CATV Business.

         Cablevision Equivalent Subscriber means, as at any date of determination thereof, the total number of households served by the Cablevision CATV Business on a bulk-billed basis and the total number of establishments served on a commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by the Cablevision Sellers, which shall be deemed to be equal to the quotient obtained by dividing (a) the total fees and charges for basic service billed by the Cablevision Sellers during the month including such date on a bulk-billed or commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by the Cablevision Sellers, by (b) the fees and charges for basic service that a Basic Subscriber of the Cablevision CATV Business of the type described in clause (a) of the definition of such term in this Section 1.01 was billed during such month, and as to both clauses (a) and (b) above, excluding any pass-through charge for sales tax, line-itemized franchise fees, fees charged by the FCC and similar items.

         Cablevision Estimated Adjustment Statement has the meaning set forth in
Section 2.03(a).

         Cablevision Estimated Subscriber Adjustment means an amount shown on the Cablevision Estimated Adjustment Statement equal to the product of (a) $5,000 multiplied by (b) the difference between (i) 356,065 less (ii) the number of Basic Subscribers of the Combined CATV Business on the Closing Date, multiplied by (c) 0.4579; provided that, if the product obtained in the foregoing clause is negative, the Cablevision Estimated Subscriber Adjustment shall be zero.

         Cablevision Estimated Upgrade Adjustment means an amount shown on the Cablevision Estimated Adjustment Statement equal to the sum of (a) the product of the Cablevision Aerial Mileage Shortfall times the Cablevision Aerial Average Cost Per Mile plus (b) the product of the Cablevision Underground Mileage Shortfall times the Cablevision Underground Average Cost Per Mile, plus (c) the product of the Cablevision MDU Shortfall times the Cablevision MDU Average Cost Per Unit.

         Cablevision Estimated Working Capital Adjustment means the positive or negative amount shown on the Cablevision Estimated Adjustment Statement as the Cablevision Working Capital of the Cablevision CATV Business as of the Closing Date.

         Cablevision Excluded Assets means (a) the assets and properties listed in Schedule 1.01(b) of Cablevision's Disclosure Schedule; (b) programming Cablevision Contracts; (including cable guide Cablevision Contracts) and retransmission consent Cablevision Contracts; (c) insurance policies and rights and claims thereunder up to the self-insured retention or deductible, (d) Cablevision Contracts relating to national advertising sales representation; (e) bonds, letters of credit, surety instruments and other similar items of the Cablevision Entities; (f) trademarks, trade names, service marks, service names, logos and similar proprietary rights; (g) Cablevision Benefit Plans; (h) any of the following agreements if not disclosed on Schedule 3.02 or Schedule 3.07(c) of Cablevision's Disclosure Schedule: (i) any agreement with any Affiliates of the Cablevision Entities, (ii) any agreement for the provision of telephony, high speed data or related services in any of the Cablevision CATV Systems, and
(iii) any agreement with any competitive access provider or local exchange company or any Internet access or on-line services provider with respect to the use or lease of any Cablevision Assets; and (i) personnel files.

         Cablevision Final Adjustment Statement has the meaning set forth in
Section 2.04(e).

         Cablevision Final Subscriber Adjustment means an amount shown on the Cablevision Final Adjustment Statement equal to the product of (a) $5,000 multiplied by (b) the difference, if any, between (i) 356,065 less (ii) the number of Basic Subscribers of the Combined CATV Business on the Closing Date, multiplied by (c) 0.4579; provided that, if the product obtained in the foregoing clause is negative, the Cablevision Final Subscriber Adjustment shall be zero.

         Cablevision Final Upgrade Adjustment means (1) with respect to upgrade work in the Cablevision CATV Systems not completed prior to Closing, an amount shown on the Cablevision

Final Adjustment Statement equal to the sum of (a) the product of the Cablevision Aerial Mileage Shortfall times the Cablevision Aerial Average Cost Per Mile (or if applicable, the Cablevision Adjusted Aerial Average Cost Per
Mile) plus (b) the product of the Cablevision Underground Mileage Shortfall times the Cablevision Underground Average Cost Per Mile (or if applicable, the Cablevision Adjusted Underground Average Cost Per Mile), plus (c) the product of the Cablevision MDU Shortfall times the Cablevision MDU Average Cost Per Unit (or if applicable, the Cablevision Adjusted MDU Average Cost Per Unit) and (2) with respect to upgrade work in the Cablevision CATV Systems completed prior to Closing that did not satisfy the Cablevision Upgrade Specifications, the amount of additional expenditures needed with respect to such completed upgrade work to cause it to satisfy the Cablevision Upgrade Specifications as determined in accordance with Section 2.04(d) and (3) any adjustment determined in accordance with Section 2.04(d) to the Cablevision Estimated Upgrade Adjustment that is not covered by clause (1) or (2).

         Cablevision Final Working Capital Adjustment means the positive or negative amount shown on the Cablevision Final Adjustment Statement as the Cablevision Working Capital of the Cablevision CATV Business as of the Closing Date.

         Cablevision Financial Statements has the meaning set forth in Section 3.03.

         Cablevision Indemnified Party has the meaning set forth in Section 10.02(a).

         Cablevision Intangible Property means the copyrights, patents, trademarks, service marks and trade names used in the Cablevision CATV Business excluding the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV," or any and all derivatives thereof or any name which may include any of such terms, and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are owned by the Cablevision Sellers or an affiliate thereof and used in the Cablevision CATV Business.

         Cablevision Interim Financial Statements has the meaning set forth in
Section 3.03.

         Cablevision Inventory means all inventory of the Cablevision Sellers as defined under GAAP, plus, without limitation, all supplies, all maintenance equipment, all converters, all cables and all amplifiers owned by the Cablevision Sellers on the Closing Date as determined by the Cablevision Sellers' inventory control systems and used in the Cablevision CATV Business.

         Cablevision Matching Franchise has the meaning set forth in Section 9.07(b).

         Cablevision Material Adverse Effect means a material adverse effect on the assets, financial condition or results of operations of the Cablevision CATV Business, taken as a whole, other than any such effect resulting from changes in general economic or political conditions or legal, governmental, regulatory or competitive factors affecting CATV system operators generally or in the Commonwealth of Massachusetts.

         Cablevision Material Contracts has the meaning set forth in Section 3.07(c).

         Cablevision MDU Average Cost Per Unit equals the quotient of (a) Cablevision Actual Upgrade Capital Expenditures made on MDUs upgraded in the Cablevision CATV System during 2000 divided by (b) the number of actual units within MDUs upgraded in the Cablevision CATV System during 2000, in each case through the earlier of December 31, 2000 and the Closing Date and in accordance with the Cablevision Upgrade Specifications.

         Cablevision MDU Shortfall means the amount, if any, by which the number of actual units within MDUs in the Cablevision CATV System upgraded during 2000 is less than the number of units within MDUs planned to be upgraded in the Cablevision CATV during 2000, as shown in Schedule 1.01(d) of Cablevision's Disclosure Schedule and, in each case, through the earlier of December 31, 2000 and the Closing Date.

         Cablevision Objection has the meaning set forth in Section 2.05(c).

         Cablevision Permitted Encumbrances means those Encumbrances set forth in Schedule 1.01(c) of Cablevision's Disclosure Schedule and all other Encumbrances, if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the Cablevision CATV Business.

         Cablevision Preliminary Adjustment Statement has the meaning set forth in Section 2.04(a).

         Cablevision Real Property means all realty, fixtures, easements, rights-of-way, leasehold and other interests in real property, buildings and improvements used in the Cablevision CATV Business.

         Cablevision Retained Franchise has the meaning set forth in Section 9.07(a).

         Cablevision Sellers has the meaning set forth in the Preamble to this Agreement.

         Cablevision Special Indemnity Covenants has the meaning specified in
Section 10.02(b).

         Cablevision Subscriber Adjustment means the Cablevision Estimated Subscriber Adjustment prior to the preparation of the Cablevision Final Adjustment Statement pursuant to Section 2.04(c), and thereafter, the Cablevision Final Subscriber Adjustment.

         Cablevision Systems Area means the geographical area in which the Cablevision CATV Systems are operated as described in Exhibit B hereto.

         Cablevision Underground Average Cost Per Mile equals the quotient of Cablevision Actual Upgrade Capital Expenditures made on actual underground plant miles upgraded in the Cablevision CATV System during 2000 in accordance with the Cablevision Upgrade Specifications, divided by the number of actual underground plant miles upgraded in the Cablevision CATV System during 2000, in each case, through the earlier of December 31, 2000 and the Closing Date and in accordance with the Cablevision Upgrade Specifications.

         Cablevision Underground Mileage Shortfall means the amount, if any, by which the number of actual underground plant miles upgraded in the Cablevision CATV System during 2000 in accordance with the Cablevision Upgrade Specifications, is less than the number of underground plant miles planned to be upgraded in the Cablevision CATV System during 2000, as shown in Schedule 1.01(d) of Cablevision's Disclosure Schedule and, in each case, through the earlier of December 31, 2000 and the Closing Date.

         Cablevision Upgrade Adjustment means the Cablevision Estimated Upgrade Adjustment prior to the preparation of the Cablevision Final Adjustment Statement pursuant to Section 2.04(e), and thereafter, the Cablevision Final Upgrade Adjustment.

         Cablevision Upgrade Objection has the meaning set forth in Section 2.05(d).

         Cablevision Upgrade Specifications means the technical specifications outlined in Schedule 1.01(e) of Cablevision's Disclosure Schedule.

         Cablevision Working Capital means Cablevision Current Assets minus Cablevision Current Liabilities.

         Cablevision Working Capital Adjustment means the Cablevision Estimated Working Capital Adjustment prior to the preparation of the Cablevision Final Adjustment Statement pursuant to Section 2.04(e), and thereafter, the Cablevision Final Working Capital Adjustment.

         Cablevision's Counsel means Sullivan & Cromwell or such local, special or inside counsel as Holdings may select.

         Capital Stock of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations or interests, including partnership interests, whether general or limited, and membership interests, whether managing or non-managing of such Person.

         CATV means cable television, which term also includes satellite master antenna television not yet converted to cable television service.

         Closing means a meeting for the purpose of concluding the transactions contemplated by this Agreement held at the place and on the date fixed in accordance with Section 12.01.

         Closing Date; Date of Closing means the date fixed for the Closing in accordance with Section 12.01.

         Code means the United States Internal Revenue Code of 1986, as amended.

         Combined CATV Business means the Cablevision CATV Business as defined in this Agreement together with the CATV Business as defined in the Merger Agreement.

         Communications Act has the meaning set forth in Section 3.07(e).

         Confidentiality Agreement has the meaning set forth in Section 5.04(a).

         Copyright Act has the meaning set forth in Section 3.07(f).

         Cost of Service Election has the meaning set forth in Section 3.07(g).

         CPA Firm means Deloitte & Touche, certified public accountants, or such other nationally recognized firm of independent public accountants as to which AT&T and Holdings may mutually agree.

         CSC Boston has the meaning set forth in the Preamble to this Agreement.

         CSC Brookline has the meaning set forth in the Preamble to this Agreement.

         DGCL means Delaware General Corporation Law, as amended.

         DOJ means the United States Department of Justice.

         Encumbrances means liens, charges, encumbrances, security interests, options, restrictions, demands, preemptive rights, proxies, shareholder agreements, voting trusts, voting agreements, or any other similar third party rights other than liens for taxes not yet due and payable.

         Engineering Firm means (a) the independent engineering firm selected from the Engineering Firm List by mutual agreement of AT&T and Holdings; or (b) the independent engineering firm selected from the Engineering Firm List by mutual agreement of (i) the independent engineering firm selected from the Engineering Firm List by AT&T, and (ii) the independent engineering firm selected from the Engineering Firm List by Holdings.

         Engineering Firm List means the independent engineering firms set forth in Schedule 1.01(f) of the Disclosure Schedules.

         Environmental Law means any law or regulation governing the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

         ERISA Affiliate of any entity means any other entity that, together with such entity, would be considered one employer under Section 4001 of ERISA or Section 414 of the Code.

         Exchange 1 means the Exchange in which CSC Boston will be involved, as further described in Schedule 2.01(c) of the Disclosure Schedules.

         Exchange 2 means the Exchange in which CSC Brookline will be involved, as further described in Schedule 2.01(c) of the Disclosure Schedules.

         Exchange 1 Cash Consideration means:

              (a) $193,470,000.00;

              (b) plus (if a positive number) or minus (if a negative number), the Cablevision Working Capital Adjustment multiplied by .8944;

              (c) minus (if applicable), the Cablevision Upgrade Adjustment multiplied by .8944;

              (d) minus the Cablevision Subscriber Adjustment, if any, multiplied by .8944;

              (e) plus (if a negative number) or minus (if a positive number), the AT&T Working Capital Adjustment multiplied by .8592;

              (f) plus (if applicable) the AT&T Upgrade Adjustment multiplied by .8592; and

              (g) plus the AT&T Subscriber Adjustment, if any, multiplied by .8592.

         Exchange 2 Cash Consideration means:

              (a) $1,900,000.00;

              (b) plus (if a positive number) or minus (if a negative number), the AT&T Working Capital Adjustment multiplied by .1408;

              (c) minus (if applicable), the AT&T Upgrade Adjustment multiplied by .1408;

              (d) minus the AT&T Subscriber Adjustment, if any, multiplied by .1408;

              (e) plus (if a negative number) or minus (if a positive number), the Cablevision Working Capital Adjustment multiplied by .1056;

              (f) plus (if applicable), the Cablevision Upgrade Adjustment multiplied by .1056; and

              (g) plus the Cablevision Subscriber Adjustment, if any, multiplied by .1056.

         If the Exchange 2 Cash Consideration is a negative number, appropriate adjustments shall be made herein to provide for the payment of such amount by the AT&T Sellers or the AT&T Designated Subsidiary, as applicable, to CSC Brookline.

         Exchanges has the meaning set forth in Section 2.01(c).

         FCC means the United States Federal Communications Commission.

         FTC means the United States Federal Trade Commission.

         GAAP means United States generally accepted accounting principles as in effect from time to time and consistently applied.

         Governmental Authority means the United States Federal Government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

         Hazardous Substance means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum products.

         Holdings has the meaning set forth in the Preamble to this Agreement.

         HSR Act and Rules means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

         HSR Report means the Notification and Report Form for certain mergers and acquisitions mandated by the HSR Act and Rules.

         Indemnitee has the meaning set forth in Section 10.04.

         Indemnitor has the meaning set forth in Section 10.04.

         IRS means the United States Internal Revenue Service.

         Judgment means any judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         Law means the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

         Liberty Media Group means Liberty Media Corporation and any of its direct or indirect Affiliates or Subsidiaries.

         LMDS has the meaning set forth in Section 9.06(a).

         Losses has the meaning set forth in Section 10.02(a).

         MDU means a multiple dwelling unit building.

         MediaOne Social Contract means the Social Contract released on August 3, 1995 (FCC 95-335) between Continental Cablevision (predecessor to MediaOne) and the FCC, and the Social Contract Amendment released on August 23, 1996 (FCC 96-358), as amended, revised, extended or supplemented from time to time.

         MediaOne Social Contract Extension has the meaning set forth in Section 5.04.

         Merger has the meaning set forth in the Merger Agreement.

         Merger Agreement means the Agreement and Plan of Merger (together with all exhibits and schedules thereto), dated the date hereof, among Holdings, AT&T and the other parties thereto, as such agreement may be amended, supplemented, or otherwise modified in accordance with its terms.

         MMDS has the meaning set forth in Section 9.06(a).

         1992 Cable Act means the Cable Television Consumer Protection and Competition Act of 1992.

         Operating Agreements has the meaning set forth in Section 9.07(c).

         Outside Closing Date has the meaning set forth in Section 12.02(e).

         Person means any natural person, Governmental Authority, corporation, general or limited partner, partnership, limited liability company, joint venture, trust, association, or unincorporated entity of any kind.

         Primary Transfer has the meaning set forth in Section 9.07(d).

         Prime Rate means the annual rate publicly announced from time to time by Chase Manhattan Bank, N.A. as its prime rate.

         SEC means the United States Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended.

         SMATV has the meaning set forth in Section 9.06(a).

         Subsequent Transfer has the meaning set forth in Section 9.07(e).

         Subsidiary of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Securities of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership, (c) a limited liability company of which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of the company, or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof; provided that, notwithstanding the foregoing, for all purposes of this Agreement and the Transaction Documents, (i) neither Cablevision Systems Corporation nor any of its Subsidiaries shall be deemed to be a Subsidiary of AT&T, and (ii) no member of the Liberty Media Group shall be deemed to be a Subsidiary of AT&T.

         Supplement means the Supplement to this Agreement attached as Exhibit I hereto.

         Tax (or Taxes) means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, State, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limitation, all income or profits taxes (including, but not limited to, federal and State income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which an AT&T Seller or a Cablevision Seller is required to pay, withhold or collect.

         Tax Returns means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         Transaction Documents means this Agreement, the Merger Agreement and the Registration Rights Agreement (as defined in the Merger Agreement) and any other documents executed on or prior to the date hereof that expressly refer to
Section 13.02 of this Agreement.

         Upgrade Contract has the meaning set forth in 5.04.

         Voting Securities of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such

Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         1.02 Rules of Construction. Unless otherwise expressly provided in this Agreement, or unless the context clearly requires otherwise, (a) accounting terms used in this Agreement will have the meanings ascribed to them under GAAP,
(b) words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires, (c) the word "including" is not limiting, and the word "or" is not exclusive, (d) the capitalized term "Section" refers to sections of this Agreement, (e) references to a particular Section include all subsections thereof, (f) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect, and (g) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement. When it is the parties' intent to limit the scope of any defined term solely to one party, such intent is indicated by referring specifically to one party or the other.

2.   EXCHANGE OF ASSETS; CASH CONSIDERATION.

         2.01 Exchange of Assets; Cash Consideration. At the Closing, upon the terms and conditions set forth in this Agreement:

              (a) The applicable Cablevision Sellers shall convey, transfer, assign and deliver to the applicable AT&T Sellers or the AT&T Designated Subsidiary, and the applicable AT&T Sellers or the AT&T Designated Subsidiary shall acquire, accept and receive, all of the applicable Cablevision Sellers' right, title and interest in and to the Cablevision Assets, such transaction to be effective as of 12:01 a.m. Eastern time on the Closing Date (except as otherwise agreed by the parties). If the AT&T Designated Subsidiary is designated to acquire, accept or receive all of a Cablevision Seller's right, title and interest in and to the Cablevision Assets owned by such Cablevision Seller, AT&T shall cause the AT&T Designated Subsidiary to become a party to this Agreement immediately prior to the Closing by executing the Supplement to this Agreement in the form of Exhibit I hereto.

              (b) The applicable AT&T Sellers shall convey, transfer, assign and deliver to the applicable Cablevision Sellers, and the applicable Cablevision Sellers shall acquire, accept and receive, all of the applicable AT&T Sellers' right, title and interest in and to the AT&T Assets, such transaction to be effective as of 12:01 a.m. Eastern time on the Closing Date (except as otherwise agreed by the parties).

              (c) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the applicable AT&T Sellers and the AT&T Designated Subsidiary (if applicable) on the one hand, and the applicable Cablevision Sellers, on the other hand, will exchange simultaneously the AT&T Assets for the Cablevision Assets, in the manner described in Schedule 2.01(c) of the Disclosure Schedules, free and clear of all Encumbrances (except Permitted Encumbrances) (the "Exchanges"). The AT&T Sellers and the Cablevision Sellers agree to use all reasonable efforts to structure the Exchanges in such a way that to the maximum extent reasonably possible they will be tax free exchanges of like-kind assets under Section 1031 of the Code, including any party's assignment of its rights under this Agreement to a "qualified intermediary" engaged by such party or its Affiliate to effectuate a deferred like-kind exchange under Section 1031 of the Code.

              (d) Each of the Exchanges described in Schedule 2.01(c) of the Disclosure Schedules is to occur as follows: (i) the tangible personal property included in the AT&T Assets and the tangible personal property included in the Cablevision Assets are being exchanged each for the other in "Exchange Groups" as defined under Internal Revenue Regulations Sections 1.1031(a)-2 and 1.1031(j)-1(b)(2); (ii) the owned AT&T Real Property, the leased AT&T Real Property and the other AT&T Real Property interests and the owned Cablevision Real Property, the leased Cablevision Real Property and other Cablevision Real Property interests are being exchanged each for the other; and (iii) the AT&T Contracts, AT&T CATV Instruments and AT&T Intangible Property and the Cablevision Contracts, Cablevision CATV Instruments, and Cablevision Intangible Property are being exchanged each for the other, in each case in such a manner as to make the exchange non-taxable to the maximum extent permitted by Section 1031 of the Code and the regulations promulgated thereunder. Liabilities assumed or taken subject to by each party are being exchanged each for the other to the maximum extent permitted under Section 1031 of the Code and regulations thereunder.

              (e) At the Closing, the AT&T Sellers will pay or cause payment by one or more qualified intermediaries (as contemplated by Schedule 2.01(c) of the Disclosure Schedules) to the Cablevision Sellers by one or more federal wire transfers of immediately available funds in New York, New York pursuant to wiring instructions which shall be delivered to AT&T at least three Business Days prior to the expected Closing Date, an amount in cash equal in the aggregate of the Exchange 1 Cash Consideration as preliminarily determined based on the information delivered pursuant to Section 2.03.

              (f) At the Closing, the Cablevision Sellers will pay or cause payment by one or more qualified intermediaries to the AT&T Sellers or the AT&T Designated Subsidiary by one or more federal wire transfers of immediately available funds in New York, New York pursuant to wiring instructions which shall be delivered to Holdings at least three Business Days prior to the expected Closing Date, an amount in cash equal in the aggregate to the Exchange 2 Cash Consideration as preliminarily determined based on the information delivered pursuant to
         Section 2.03.

              (g) At the Closing, each of the parties will cause such other transfers by qualified intermediaries acting on their behalf as described in Schedule 2.01(c) of the Disclosure Schedules (to the extent not covered by the transfers described in (e) and (f) of this
         Section 2.01).

         2.02 Additional Deliveries.

              (a) In consideration for the transfer of the AT&T Assets and the Exchange 1 Cash Consideration pursuant to Section 2.01, and the other covenants, agreements, representations and warranties contained herein, the applicable Cablevision Sellers shall at Closing assume and agree to pay, discharge and perform the Cablevision Assumed Liabilities as and when due in accordance with the Cablevision Assumption Agreements attached as Exhibits C-1 and C-2 hereto.

              (b) In consideration for the transfer of the Cablevision Assets and the Exchange 2 Cash Consideration pursuant to Section 2.01, and the other covenants, agreements, representations and warranties contained herein, the applicable AT&T Sellers or the AT&T Designated Subsidiary, as applicable, shall at Closing assume and agree to pay, discharge and perform the AT&T Assumed Liabilities as and when due in accordance with the AT&T Assumption Agreements attached as Exhibits D-1 and D-2 hereto.

         2.03 Estimated Adjustment Statements. At least three Business Days prior to the Closing Date:

              (a) Holdings shall deliver to AT&T a report (the "Cablevision Estimated Adjustment Statement"), certified as to completeness and accuracy by Holdings, which shall include, separately stated for the Cablevision CATV Business in each of the Exchanges, without limitation,
         (i) a calculation of the Working Capital of the Cablevision CATV Business as of the Closing Date and determined in accordance with GAAP, except as otherwise required by this Agreement, which statement shall set forth Holdings' good faith estimate of the Cablevision Working Capital Adjustment, (ii) Holdings' good faith estimate of the Cablevision Upgrade Adjustment, as of the Closing Date, and (iii) Holdings' good faith estimate of the Cablevision Subscriber Adjustment, if any, which estimate shall be prepared in conformity with the definition of Basic Subscriber contained herein and shall be based upon the number of Basic Subscribers to be transferred to AT&T under this Agreement and the Merger Agreement as of the Closing Date (Basic Subscribers transferred to AT&T under this Agreement and the Merger Agreement shall be deemed to include all Basic Subscribers to the Combined CATV Business on the Closing Date, irrespective of the lack of approval or consent of Governmental Authorities to transfer to AT&T any franchises containing Basic Subscribers); and

              (b) AT&T shall deliver to Holdings a report (the "AT&T Estimated Adjustment Statement"), certified as to completeness and accuracy by AT&T, which shall include, separately stated for the AT&T CATV Business in each of the Exchanges, without limitation, (i) a calculation of the Working Capital of the AT&T CATV Business as of the Closing Date and determined in accordance with GAAP, except as otherwise required by this Agreement, which statement shall set forth AT&T's good faith estimate of the AT&T Working Capital Adjustment, (ii) AT&T's good faith estimate of the AT&T Upgrade Adjustment, as of the Closing Date, and
         (iii) AT&T's good faith estimate of the

         AT&T Subscriber Adjustment, if any, which estimate shall be prepared in conformity with the definition of Basic Subscriber contained herein and shall be based upon the number of Basic Subscribers to be transferred to Holdings under this Agreement as of the Closing Date (Basic Subscribers transferred to Holdings under this Agreement shall be deemed to include all Basic Subscribers to the AT&T CATV Business on the Closing Date, irrespective of the lack of approval or consent of Governmental Authorities to transfer to Holdings franchises containing such Basic Subscribers).

         2.04 Holdings' Post-Closing Adjustment.

              (a) Within 90 days after the Closing Date, Holdings shall prepare, or cause to be prepared, and deliver to AT&T a report (the "Cablevision Preliminary Adjustment Statement"), certified as to completeness and accuracy by Holdings, showing in detail the final determination of the Cablevision Working Capital Adjustment, the Cablevision Upgrade Adjustment and the Cablevision Subscriber Adjustment, which may be zero. AT&T shall cooperate in providing to Holdings all relevant books, records and personnel of the Cablevision CATV Business in order to facilitate the preparation of the Cablevision Preliminary Adjustment Statement.

              (b) During the succeeding 30-day period, AT&T shall have the right to examine the Cablevision Preliminary Adjustment Statement and all records used to prepare the Cablevision Preliminary Adjustment Statement.

              (c) In the event AT&T does not agree that the Cablevision Working Capital Adjustment or the Cablevision Subscriber Adjustment (which may be zero) each as reflected in the Cablevision Preliminary Adjustment Statement, have been determined in accordance with the definitions of such terms, AT&T shall so inform Holdings in writing ("AT&T Objection"), setting forth a reasonably specific description of the basis of the AT&T Objection on or before the last day of the 30-day period referred to in Section 2.04(b) hereof. In the event of an AT&T Objection, AT&T and Holdings shall attempt to resolve the differences underlying the AT&T Objection within 20 days of Holdings' receipt thereof. If Holdings and AT&T are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to the CPA Firm, who shall, acting as an expert and not as an arbitrator, determine on the basis of the definitions of Cablevision Working Capital Adjustment and Cablevision Subscriber Adjustment and such other standards as such CPA Firm deems applicable and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Cablevision Preliminary Adjustment Statement requires modification. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to AT&T and Holdings no later than the 20th Business Day after the remaining differences underlying the AT&T Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between AT&T and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. AT&T and Holdings shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Cablevision Preliminary Adjustment Statement and all other items reasonably requested by the CPA Firm.

              (d) In the event AT&T does not agree that the Cablevision Actual Upgrade Capital Expenditures have been made in accordance with the Cablevision Upgrade Specifications, or that the Cablevision Aerial Average Cost Per Mile, Cablevision Underground Average Cost Per Mile, or Cablevision MDU Cost Per Unit calculations (collectively, the "Cablevision Average Cost Per Mile Calculations") utilized in determining the Cablevision Estimated Upgrade Adjustment are calculated correctly or are sufficient to cover the cost of upgrading the Cablevision Aerial Mileage Shortfall or the Cablevision Underground Mileage Shortfall, AT&T shall so inform Holdings in writing ("AT&T Upgrade Objection"), setting forth a specific description of the basis of such AT&T Upgrade Objection on or before the last day of the 30-day period referred to in Section 2.11(b) hereof. In the event of an AT&T Upgrade Objection, AT&T and Holdings shall attempt to resolve the differences underlying the AT&T Upgrade Objection within 20 days of Holdings' receipt thereof. If Holdings and AT&T are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to the Engineering Firm, who shall, acting as an expert and not as an arbitrator, determine on the basis of, as applicable, the Cablevision Upgrade Specifications and site samplings, Cablevision Aerial Mileage Shortfall, Cablevision Actual Upgrade Capital Expenditures, Cablevision Underground Mileage Shortfall, Cablevision MDU Shortfall, Cablevision Upgrade Specifications and available comparable cost data the amount, if any, of the Cablevision Final Upgrade Adjustment, including the amount, if any, by which the Cablevision Average Cost Per Mile Calculations should be adjusted to cause satisfaction of Cablevision Upgrade Specifications. The Engineering Firm shall deliver its written determination to AT&T and Holdings no later than the 20th Business Day after the remaining differences underlying the AT&T Upgrade Objection are referred to the Engineering Firm. The Engineering Firm's determination shall be conclusive and binding upon the parties. If the Engineering Firm determines that the Cablevision Aerial Average Cost Per Mile should be adjusted, the amount to which it is adjusted will be the "Cablevision Adjusted Aerial Average Cost Per Mile." If the Engineering Firm determines that the Cablevision Underground Average Cost Per Mile should be adjusted, the amount to which it is adjusted will be the "Cablevision Adjusted Underground Average Cost Per Mile." If the Engineering Firm determines that the Cablevision MDU Average Cost Per Unit should be adjusted, the amount to which it is adjusted will be the "Cablevision Adjusted MDU Average Cost Per Unit." The fees and disbursements of the Engineering Firm shall be allocated between AT&T and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the Engineering Firm that are unsuccessfully disputed by each (as finally determined by the Engineering Firm) bears to the total amount of any disputed items so submitted. AT&T and Holdings shall make readily available to the Engineering Firm all relevant books and records and any work papers relating to the Cablevision Actual Upgrade Capital Expenditures and all other items reasonably requested by the Engineering Firm. Notwithstanding the foregoing, if an AT&T Upgrade Objection involves only issues about the proper financial treatment under GAAP of any items, then such dispute will be resolved by the CPA Firm pursuant to the procedures in Section 2.05(c) (with such changes as may be necessary to permit resolution by the CPA Firm).

              (e) The "Cablevision Final Adjustment Statement" shall be (i) the Cablevision Preliminary Adjustment Statement in the event that (A) no AT&T Objection or AT&T Upgrade Objection is delivered to Holdings in the period set forth in this Section 2.04(d) or (B) Holdings and AT&T so agree; or (ii) the Cablevision Preliminary Adjustment Statement, as modified by one or more of (A) the agreement of Holdings and AT&T or
         (B) the determination of the CPA Firm or (C) the determination of the Engineering Firm.

         2.05 AT&T's Post-Closing Adjustment.

              (a) Within 90 days after the Closing Date, AT&T shall prepare, or cause to be prepared, and deliver to Holdings a report (the "AT&T Preliminary Adjustment Statement"), certified as to completeness and accuracy by AT&T, showing in detail the final determination of the AT&T Working Capital Adjustment, the AT&T Upgrade Adjustment and the AT&T Subscriber Adjustment, which may be zero. Holdings shall cooperate in providing to AT&T all relevant books, records and personnel of the AT&T CATV Business in order to facilitate the preparation of the AT&T Preliminary Adjustment Statement.

              (b) During the succeeding 30-day period, Holdings shall have the right to examine the AT&T Preliminary Adjustment Statement and all records used to prepare the AT&T Preliminary Adjustment Statement.

              (c) In the event Holdings does not agree that the AT&T Working Capital Adjustment or the AT&T Subscriber Adjustment (which may be zero), each as reflected in the AT&T Preliminary Adjustment Statement, have been determined in accordance with the definitions of such terms, Holdings shall so inform AT&T in writing ("Cablevision Objection"), setting forth a reasonably specific description of the basis of the Cablevision Objection on or before the last day of the 30-day period referred to in Section 2.05(b) hereof. In the event of a Cablevision Objection, Holdings and AT&T shall attempt to resolve the differences underlying the Cablevision Objection within 20 days of Holdings' receipt thereof. If AT&T and Holdings are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to the CPA Firm, who shall, acting as an expert and not as an arbitrator, determine on the basis of the definition of AT&T Working Capital Adjustment and AT&T Subscriber Adjustment and such other standards as such CPA Firm deems applicable and only with respect to the remaining differences so submitted, whether and to what extent, if any, the AT&T Preliminary Adjustment Statement requires modification. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to Holdings and AT&T no later than the 20th Business Day after the remaining differences underlying the Cablevision Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Holdings and AT&T in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. Holdings and AT&T shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the AT&T Preliminary Adjustment Statement and all other items reasonably requested by the CPA Firm.

              (d) In the event Holdings does not agree that the AT&T Actual Upgrade Capital Expenditures have been made in accordance with the AT&T Upgrade Specifications, or that the AT&T Estimated Upgrade Adjustment was calculated correctly, Holdings shall so inform AT&T in writing ("Cablevision Upgrade Objection"), setting forth a specific description of the basis of such Cablevision Upgrade Objection on or before the last day of the 30-day period referred to in Section 2.11(b) hereof. In the event of Cablevision Upgrade Objection, AT&T and Holdings shall attempt to resolve the differences underlying Cablevision Upgrade Objection within 20 days of AT&T's receipt thereof. If Holdings and AT&T are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to the Engineering Firm, who shall, acting as an expert and not as an arbitrator, determine on the basis of, as applicable, the AT&T Upgrade Specifications and site samplings, AT&T Aerial Mileage Shortfall, AT&T Underground Mileage Shortfall, AT&T MDU Shortfall, AT&T Upgrade Specifications and available comparable cost data the amount, if any, of the AT&T Final Upgrade Adjustment; provided that in making such determination, the Engineering Firm will exclude from the costs for which AT&T is responsible, the amount of the AT&T 750 Aerial Adjustment Delta and the AT&T 750 Underground Adjustment Delta calculated with respect to all completed and uncompleted upgrade work in the AT&T CATV Systems. The Engineering Firm shall deliver its written determination to AT&T and Holdings no later than the 20th Business Day after the remaining differences underlying the Cablevision Upgrade Objection are referred to the Engineering Firm. The Engineering Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the Engineering Firm shall be allocated between AT&T and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the Engineering Firm that are unsuccessfully disputed by each (as finally determined by the Engineering Firm) bears to the total amount of any disputed items so submitted. AT&T and Holdings shall make readily available to the Engineering Firm all relevant books and records and any work papers relating to the AT&T Actual Upgrade Capital Expenditures and all other items reasonably requested by the Engineering Firm. Notwithstanding the foregoing, if a Cablevision Upgrade Objection involves only issues about the proper financial treatment under GAAP of any items, then such dispute will be resolved by the CPA Firm pursuant to the procedures in
         Section 2.05(c) (with such changes as may be necessary to permit resolution by the CPA Firm).

              (e) The "AT&T Final Adjustment Statement" shall be (i) the AT&T Preliminary Adjustment Statement in the event that (A) no Cablevision Objection or Cablevision's Specification Objection is delivered to AT&T in the period set forth in this Section 2.05(d) or (B) AT&T and Holdings so agree; or (ii) the AT&T Preliminary

         Adjustment Statement, as modified by one or more of (A) the agreement of AT&T and Holdings or (B) the determination of the CPA Firm or (C) the determination of the Engineering Firm.

         2.06 Post-Closing Adjustment of Cash Consideration.

              (a) If the Exchange 1 Cash Consideration calculated based on the Cablevision Final Adjustment Statement and the AT&T Final Adjustment Statement relating to Exchange 1 exceeds the Exchange 1 Cash Consideration paid at Closing, then the applicable AT&T Seller shall pay CSC Boston an amount equal to such excess. If the Exchange 1 Cash Consideration paid at Closing exceeds the Exchange 1 Cash Consideration calculated based on the Cablevision Final Adjustment Statement and the AT&T Final Adjustment Statement relating to Exchange 1, then CSC Boston shall pay the applicable AT&T Seller an amount equal to such excess.

              (b) If the Exchange 2 Cash Consideration calculated based on the Cablevision Final Adjustment Statement and the AT&T Final Adjustment Statement relating to Exchange 2 exceeds the Exchange 2 Cash Consideration paid at Closing, then CSC Brookline shall pay the applicable AT&T Sellers or the AT&T Designated Subsidiary, as applicable, an amount equal to such excess. If the Exchange 2 Cash Consideration paid at Closing exceeds the Exchange 2 Cash Consideration calculated based on the Cablevision Final Adjustment Statement and the AT&T Final Adjustment Statement relating to Exchange 2, then the applicable AT&T Sellers or the AT&T Designated Subsidiary, as applicable, shall pay CSC Brookline an amount equal to such excess.

              (c) Any amount payable pursuant to this Section 2.06 shall be paid by one or more federal wire transfers of immediately available funds in New York, New York (pursuant to wiring instructions which shall be delivered to Holdings or AT&T (as the case may be)) on or before the fifth Business Day following the determination of the Cablevision Final Adjustment Statement and the AT&T Final Adjustment Statement pursuant to Section 2.04 and 2.05, together with interest on such amount from the Closing Date to the date of payment at the Prime Rate.

         2.07 Assumption of Liabilities. At the Closing Date, (a) each of the AT&T Sellers or the AT&T Designated Subsidiary, as applicable, shall assume, with respect to the portion of the Cablevision CATV Business transferred to such Person in the Exchanges, the AT&T Assumed Liabilities in accordance with the AT&T Assumption Agreements attached hereto as Exhibits D-1 and D-2, and all liabilities and obligations for the operation of the Cablevision CATV Business after the Closing Date and (b) each of the Cablevision Sellers shall assume, with respect to the portion of the AT&T CATV Business transferred to such Person in the Exchanges, the Cablevision Assumed Liabilities in accordance with the Cablevision Assumption Agreements attached hereto as Exhibits C-1 and C-2, and all liabilities and obligations for the operation of the AT&T CATV Business after the Closing Date. Except for the AT&T Assumed Liabilities, all obligations and liabilities of the Cablevision Sellers or arising out of or relating to the Cablevision Assets, including all long-term indebtedness classified as such in accordance with GAAP (and the portion thereof classified as current in accordance with GAAP) shall remain and be the obligations and liabilities solely of the Cablevision Sellers. Except for the Cablevision Assumed


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


Liabilities, all obligations and liabilities of the AT&T Seller or arising out of or relating to the AT&T Assets, including all long-term indebtedness classified as such in accordance with GAAP (and the portion thereof classified as current in accordance with GAAP) shall remain and be the obligations and liabilities solely of the AT&T Sellers.

         2.08 Sales and Transfer Taxes. AT&T, on the one hand, and Holdings, on the other hand, shall each be responsible for one-half of all sales and use Taxes and transfer Taxes (including, without limitation, real estate transfer Taxes), if any, arising from the transfer of the Cablevision Assets and the transfer of the AT&T Assets.

         2.09 Allocations. The assets of each party are being exchanged for the assets of another party in an exchange that is intended, in each case, to be nontaxable to the maximum extent permitted by Section 1031 of the Code. Following the Closing, the parties agree to jointly hire an appraiser (the "Appraiser") to prepare, not later than 90 days after the Closing, a written report regarding the value to be allocated to the tangible personal property included in the AT&T Assets and the Cablevision Assets pursuant to Internal Revenue Service regulations relating to like-kind exchanges of assets under
Section 1031 of the Code. The fees of the Appraiser will be split equally between AT&T and Holdings. The parties agree that for purposes of Sections 1031 and 1060 of the Code and the regulations thereunder, each will report the transactions contemplated by this Agreement in accordance with the values determined by the Appraiser. Each party promptly will give the other notice of any disallowance or challenge of asset values by the Internal Revenue Service or any state or local tax authority or any taxing Governmental Authority.

3.   REPRESENTATIONS AND WARRANTIES OF THE CABLEVISION ENTITIES.

         To induce the AT&T Entities and the AT&T Designated Subsidiary (if applicable) to enter into this Agreement, each Cablevision Entity represents and warrants to the AT&T Entities and the AT&T Designated Subsidiary (if applicable) as follows:

         3.01 Organization and Authority of the Cablevision Entities. Each Cablevision Entity is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate, partnership or other similar power and authority necessary to carry on its business as presently conducted. Each of the Cablevision Entities is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Cablevision Material Adverse Effect.

         3.02 Legal Capacity; Approvals and Consents.

              (a) Authority and Binding Effect. Each Cablevision Entity has all requisite corporate, partnership or other similar power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to approve, adopt and consummate the Merger to which it is a party. Each Cablevision Entity has duly taken all corporate, shareholder, partnership or other similar actions necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Without limiting the foregoing, any actions of the directors or stockholders of any Cablevision Entity required to approve and adopt the Transaction Documents to which it is a party have been duly taken in accordance with the requirements of the DGCL and no further action of the directors or stockholders of any Cablevision Entity is required in order to consummate the Merger. The Transaction Documents to which it is a party have been duly executed and delivered by each Cablevision Entity and each is the valid and binding obligation of such Cablevision Entity enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

              (b) No Breach. Subject only to obtaining the consents and approvals set forth in Schedule 3.02 of Cablevision's Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which it is a party does not, and will not, contravene the relevant organizational documents of any Cablevision Entity, and does not, and will not: (i) conflict with or result in a breach or violation by a Cablevision Entity of or constitute a default by a Cablevision Entity under or result in the termination, suspension, modification or impairment of any Cablevision CATV Instrument, Law, Judgment, or Cablevision Contract to which a Cablevision Entity is a party or by which the Cablevision CATV Business, a Cablevision Entity or any of the Cablevision Assets is subject or bound or may be affected; or (ii) create or impose any Encumbrance upon any of the Cablevision Assets other than a Cablevision Permitted Encumbrance, except in each case under clause (i) above, for any conflict, breach, violation, default or termination, suspension, modification or impairment which would not, individually or in the aggregate, reasonably be expected to have a Cablevision Material Adverse Effect.

              (c) Required Consents. Assuming that all of the consents referenced in Schedule 4.02 of AT&T's Disclosure Schedule have been obtained, except for the parties listed in Schedule 3.02 of Cablevision's Disclosure Schedule, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of any Transaction Document by a Cablevision Entity, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to have a Cablevision Material Adverse Effect or materially adversely affect the ability of the Cablevision Entities to consummate the transactions contemplated hereby.

              (d) Obtaining Consents. No Cablevision Entity is aware of, or has reason to believe there is, any reason relating to any Cablevision Entity that any Governmental Authority or other party whose consent is required or contemplated hereunder would refuse to consent to the transfer of the Cablevision CATV Instruments or any rights of any Cablevision Entity thereunder or would condition the granting of any such consent on the performance by any Cablevision Entity or AT&T Party of any material obligation not expressly set forth herein, except such conditions as may affect the cable television industry generally in the United States or in the Commonwealth of Massachusetts.

         3.03 Financial Statements. Holdings has delivered to AT&T true and complete copies of the balance sheet of each Cablevision Seller at September 30, 1999 and the statements of income of each Cablevision Seller for the years ending December 31, 1998, 1997 and 1996 (the "Cablevision Financial Statements"). The Cablevision Financial Statements were prepared in accordance with GAAP except for footnotes and certain items that would require reclassification and certain expenses, in each case as described in the Cablevision Financial Statements and present fairly in all material respects the financial position and results of operations of each Cablevision Seller at September 30, 1999 and for the period then ended. Holdings has also provided to AT&T an income statement for the nine months ended September 30, 1999 (the "Cablevision Interim Financial Statements"), which Cablevision Interim Financial Statements were prepared in accordance with the practices customarily followed by Holdings in preparing its interim statements, consistently applied, and, subject to normal year-end adjustments and the procedures followed in interim statements, present fairly in all material respects the results of operations of each Cablevision Seller for the period indicated and is stated on a basis generally consistent with the above-described income statement included in the Cablevision Financial Statements.

         3.04 Changes in Operation. Since September 30, 1999 and except as set forth on Schedule 3.04 of Cablevision's Disclosure Schedule, there has not been any change in the financial condition, properties, business or results of operations of the Cablevision CATV Business or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have a Cablevision Material Adverse Effect.

         3.05 Tax Matters. Each Cablevision Seller has duly filed all Tax Returns required to be filed by such Cablevision Seller on or prior to the date hereof and the information contained in such Tax Returns is true, complete and accurate in all material respects. All material taxes, fees and assessments that are shown on such Tax Returns as due or payable by such Cablevision Seller on or before the date hereof and that might result in an Encumbrance upon any of the Cablevision Assets have been duly paid. Except as set forth in Schedule 3.05 of Cablevision's Disclosure Schedule, no Cablevision Seller has received any notice or assessment to the effect that there is any unpaid tax, interest, penalty or addition to tax due or claimed to be due from any Cablevision Seller in respect of such Tax Returns; no Cablevision Seller has received any notice of the assertion or threatened assertion of any Encumbrances with respect to any Cablevision Assets on account of any unpaid taxes; and no audits of such Tax Returns by any Governmental Authority are pending or, so far as each Cablevision Seller knows, threatened. None of the Cablevision Assets are treated as interests in entities that are treated as partnerships or corporations for federal income tax purposes.

         3.06 Cablevision Assets.

              (a) Title; Encumbrances. Each Cablevision Seller has, or will have at Closing: (i) good and marketable title to all of its Cablevision Equipment and Cablevision Real Property owned in fee and (ii) the right and authority (subject to the required consents specified herein) in all of its title and interest in and to the other property or rights included in the Cablevision Assets, in each instance free and clear of any Encumbrances except Cablevision Permitted Encumbrances.

              (b) Real Property. Schedule 3.06(b) of Cablevision's Disclosure Schedule sets forth a list of all Cablevision Real Property owned or leased by the Cablevision Sellers in connection with the operation of the Cablevision CATV Business as presently conducted. Except as set forth in Schedule 3.06(b) of Cablevision's Disclosure Schedule, each Cablevision Seller has title in fee simple to all such Cablevision Real Property except for leases, easements and other interests not constituting ownership in fee and each Cablevision Seller has valid and enforceable leasehold interests in such Cablevision Real Property leased by such Cablevision Seller.

              (c) Assets. The Cablevision Assets include all assets used by the Cablevision Sellers to conduct the Cablevision CATV Business as it is presently being conducted in all material respects, except for Cablevision Excluded Assets, and together with the Assets comprising the CATV Business as defined in the Merger Agreement, include all assets used by Holdings and its affiliates to conduct the Combined CATV Business as it is presently being conducted in all material respects, except for Cablevision Excluded Assets and "Excluded Assets" as defined in the Merger Agreement.

              (d) Environmental Matters. Except as disclosed in Schedule 3.06(d) of Cablevision's Disclosure Schedule, or as would not reasonably be expected, individually or in the aggregate, to have a Cablevision Material Adverse Effect: (i) the Cablevision Assets comply with applicable Environmental Laws; (ii) to the knowledge of the Cablevision Entities, the Cablevision Assets are not the subject of any court order, administrative order or decree arising under any Environmental Law; and (iii) the Cablevision Assets have not been used by the Cablevision Sellers for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted under applicable Environmental Laws. Except as set forth in Schedule 3.06(d) of Cablevision's Disclosure Schedule, no Cablevision Seller has received any written notice from any Governmental Authority alleging that the Cablevision Assets are in violation of any Environmental Law, and no claim based on any applicable Environmental Law has been asserted to any Cablevision Seller in writing in the past or is currently pending or, to the knowledge of the Cablevision Entities, threatened with respect to any Cablevision Real Property. Except as set forth in
         Schedule 3.06(d) of Cablevision's Disclosure Schedule, to each Cablevision Entity's knowledge, (i) no aboveground or underground storage tanks containing Hazardous Substances or hazardous waste are currently located at any of the Cablevision Real Property, or have been located at any of the Cablevision Real Property during the time such Cablevision Real Property was owned or leased by the Cablevision Sellers, and (ii) no Cablevision Real Property has been used as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or other petroleum products or wastes during the time such Cablevision Real Property was owned or leased by the Cablevision Sellers. The Cablevision Entities have made available to AT&T true and complete copies of all (i) environmental audits, investigations, studies or reports with respect to any Cablevision Assets that have been performed by or at the direction or on behalf of the Cablevision Entities or that are in their possession,

         (ii) notices or other materials in the Cablevision Entities' possession from Governmental Authorities having the power to administer or enforce any applicable Environmental Laws relating to current or past ownership, use or operation of or activities at the Cablevision Assets, and (iii) materials in the Cablevision Entities' possession relating to any claim, allegation or action by any Person (other than any Governmental Authorities) with respect to the Cablevision Assets under any applicable Environmental Law. For the purposes of this Section 3.06, "hazardous waste" will have the meaning set forth in the Comprehensive Response, Compensation and Liability Act of 1980 and the applicable law of the Commonwealth of Massachusetts.

         3.07 CATV Business.

              (a) As of December 31, 1999, the Cablevision CATV Business included not less than 163,031 Basic Subscribers.

              (b) Since September 30, 1999, the Cablevision CATV Business has been operated in the ordinary course in all material respects, and no material assets previously used therein have been disposed of except in the ordinary course of business.

              (c) Schedule 3.07(c) of Cablevision's Disclosure Schedule contains a complete list of all Cablevision Material Contracts in effect on the date of this Agreement. As used in this Section 3.07(c), the term "Cablevision Material Contracts" means any of the following to the extent relating to the Cablevision CATV Business to which a Cablevision Seller is a party or by which a Cablevision Seller or the Cablevision Assets are bound and to the extent not terminable on 30 days' or less notice without liability: (i) any pole attachment agreements, (ii) any conduit agreements, (iii) any real estate leases, (iv) any agreement creating a partnership or joint venture, (v) any agreement (or group of related agreements) under which a Cablevision Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation or under which it has imposed a security interest on any of its assets, tangible or intangible, (vi) any noncompetition or similar agreement restricting activities by a Cablevision Seller, (vii) any agreement for any billing system arrangements for any of the Cablevision CATV Systems that is not terminated or terminable with respect to the Cablevision CATV Systems upon Closing, (viii) any agreement under which the consequences of a default or termination could be reasonably expected to have a Cablevision Material Adverse Effect, or (ix) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000 in any calendar year.

              (d) The Cablevision CATV Licences and the cable franchises and ordinances used in the Cablevision CATV Business are listed in Schedule 1.01(a) of Cablevision's Disclosure Schedule and comprise all of the Cablevision CATV Licences and the cable franchises and ordinances necessary to operate the Cablevision CATV Business in the ordinary course. The Cablevision Sellers are in compliance in all material respects with the terms and conditions of all such Cablevision CATV Licenses and cable franchises and ordinances. The Cablevision Sellers hold, or will hold at Closing, all of the Cablevision

         CATV Licenses and all of the cable franchises and ordinances used in the Cablevision CATV Business reasonably necessary to enable it to operate the Cablevision CATV Business as presently conducted in all material respects. The Cablevision Sellers hold, or will hold at Closing, all of the Cablevision CATV Instruments (other than cable franchises and ordinances, as to which the representation and warranty in the preceding sentence will apply), except all such Cablevision CATV Instruments the failure of which to hold would not reasonably be expected to have a Cablevision Material Adverse Effect. The Cablevision Sellers are in compliance with the terms and conditions of all Cablevision CATV Instruments (other than cable franchises and ordinances as to which the compliance representation and warranty in the second sentence of this Section 3.07(d) will apply), except where such non-compliance would not reasonably be expected to have a Cablevision Material Adverse Effect. Except as disclosed in Schedule 3.07(d) of Cablevision's Disclosure Schedule, no Cablevision Seller has received any notice of any claimed or purported default in any Cablevision CATV Instruments and there are no proceedings pending, or, to the knowledge of the Cablevision Entities, threatened, to cancel, modify or change any such Cablevision CATV Instruments.

              (e) Except as set forth in Schedule 3.07(e) of Cablevision's Disclosure Schedule, the Cablevision CATV Business is conducted by the Cablevision Sellers in material compliance with all applicable laws, regulations and other requirements of Governmental Authorities, Cablevision CATV Instruments, Cablevision CATV Licenses and Cablevision Contracts, including, but not limited to, compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act"). Except as set forth in Schedule 3.07(e) of Cablevision's Disclosure Schedule, each Cablevision Seller has submitted to the FCC all filings, including, but not limited to, cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; and the Cablevision CATV Business is in compliance with all signal leakage criteria prescribed by the FCC for each relevant reporting period. Each of the Cablevision Sellers has made available to AT&T correct and complete copies of all reports and filings for the past year, made or filed pursuant to FCC rules and regulations.

              (f) Except as set forth in Schedule 3.07(f) of Cablevision's Disclosure Schedule, each of the Cablevision Sellers has filed all semi-annual statements of account and paid all compulsory licensing fees required by Section 111 of the Copyright Act of 1976, and the rules, regulations and orders of the Copyright Office of the Library of Congress promulgated thereunder (collectively, the "Copyright Act"), with respect to the Cablevision CATV Business, for the three years preceding the date of the Agreement. To the knowledge of the Cablevision Entities, the conduct of the Cablevision CATV Business does not infringe in any material respect upon the patents, trademarks, copyrights, trade names or other intellectual property rights, domestic or foreign, of any Person, and, to the knowledge of the Cablevision Entities, no Person has asserted any claim to any Cablevision Entity with respect to any such infringement.

              (g) Schedule 3.07(g) of Cablevision's Disclosure Schedule identifies all material rate complaints and all appeals of material local rate orders or material rate complaints with respect to the Cablevision CATV Business which, to any Cablevision Entity's knowledge, are pending at the FCC. Except as set forth in Schedule 3.07(g) of Cablevision's Disclosure Schedule, as of the date of this Agreement:
         (i) no Cablevision Seller has received any written or, to the knowledge of any Cablevision Entity, oral notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Communications Act, (ii) no Cablevision Seller has agreed with any Governmental Authority to establish customer service standards for any Cablevision CATV System that exceeds the customer service standards promulgated pursuant to the Communications Act, (iii) no Cablevision Seller has, with respect to any Cablevision CATV System, made any election with respect to any cost of service proceeding (other than a network upgrade cost of service proceeding) conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of its Cablevision CATV Systems (a "Cost of Service Election"), and (iv) no Cablevision Seller has entered into any "social contract" or other proposed resolution with the FCC with respect to rates charged for CATV services in the Cablevision CATV Systems and none of them is currently negotiating or anticipating entering into the same.

              (h) Except as set forth in Schedule 3.07(h) of Cablevision's Disclosure Schedule, as of the date of this Agreement: (i) no Cablevision Entity has received, and no Cablevision Entity has notice that it will receive, from any Governmental Authority, a preliminary assessment that a Cablevision CATV Instrument should not be renewed as provided in Section 626(c)(1) of the Communications Act, (ii) the Cablevision Sellers have timely filed notices of renewal in accordance with the Communications Act and all Governmental Authorities with respect to each Cablevision CATV Instrument expiring within 30 months of the date of this Agreement and such notices of renewal have been filed pursuant to the renewal procedures established by Section 626(a) of the Communications Act, and (iii) no Governmental Authority has commenced, or given written notice that it intends to commence, a proceeding to revoke or suspend a Cablevision CATV Instrument.

              (i) Holdings has previously made available to AT&T complete and correct copies of all Cablevision CATV Instruments and Cablevision Contracts that are material to the Cablevision CATV Business.

              (j) Schedule 3.07(j) of Cablevision's Disclosure Schedule sets forth, with respect to the Cablevision CATV Business, the approximate number of plant miles (aerial and underground) for each head-end, the approximate bandwidth capability of each head-end, the stations and signals carried by each head-end and the channel position of each such signal and station, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. Holdings has delivered to AT&T channel lineups and the monthly rates charged for each class of service in the Cablevision CATV Systems, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. Except as described in Schedule 3.07(j) of Cablevision's Disclosure Schedule, each Cablevision CATV System is providing all channels, stations and signals reflected as being carried on the Cablevision CATV Systems on
         Schedule 3.07(j) of Cablevision's Disclosure Schedule.

              (k) Except as described in Schedule 3.07(k) of Cablevision's Disclosure Schedule, there is no overbuild of the Cablevision CATV Systems at present, nor, to the knowledge of any Cablevision Entity, is any overbuild pending.

              (l) Except as set forth in Schedule 3.07(l) to Cablevision's Disclosure Schedule, the tangible personal property included in the Cablevision Assets is in operating condition and repair (ordinary wear and tear excepted) and is suitable for continued use in the manner in which presently used in all material respects.

              (m) To the knowledge of the Cablevision Entities, each parcel of owned or leased Cablevision Real Property and any improvements thereon
         (i) has access to and over public streets or private streets for which the Cablevision Sellers have a valid right of ingress and egress, and
         (ii) conforms in its current use and occupancy to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, other than, in the case of clauses (i) and (ii), exceptions or conformities that, individually or in the aggregate, do not materially detract from the value of the Cablevision Real Property or which do not materially interfere with the present and continued use of such Cablevision Real Property in the operation of the Cablevision CATV Business.

         3.08 Labor Contracts and Actions.

              (a) No Cablevision Seller is a party to any contract with any labor organization, nor has any Cablevision Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Cablevision Employees with respect to the operation of the Cablevision CATV Business.

              (b) No Cablevision Seller is experiencing any strikes, work stoppages, significant grievance proceedings or, to the knowledge of any Cablevision Entity, claims of unfair labor practices filed with respect to the operation of the Cablevision CATV Business.

         3.09 Employee Benefit Plans.

              (a) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering Cablevision Employees, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, and other benefit plans, contracts or arrangements covering Cablevision Employees (collectively, the "Cablevision Benefit Plans") are listed in Schedule 3.09(a) of Cablevision's Disclosure Schedule. True and complete copies of all Cablevision Benefit Plans and all amendments thereto have been provided or made available to AT&T. Schedule 3.09(a) of Cablevision's Disclosure Schedule also lists all multiemployer plans covering Cablevision Employees.

              (b) All Cablevision Benefit Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. There is no material pending or, to the knowledge of any Cablevision Entity, threatened litigation relating to the Cablevision Benefit Plans. No Cablevision Entity has engaged in a transaction with respect to any Cablevision Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject a Cablevision Entity to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material.

              (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Cablevision Entity with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any ERISA Affiliate of any Cablevision Entity. No Cablevision Entity has incurred and none expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Cablevision Benefit Plan subject to Title IV of ERISA or by any ERISA Affiliate of any Cablevision Entity within the 12-month period ending on the date hereof.

              (d) Neither any Cablevision Benefit Plan nor any single-employer plan of an ERISA Affiliate of a Cablevision Entity has an "accumulated funding deficiency" (whether or not waived) within the meaning of
         Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. No Cablevision Entity has provided, nor is it required to provide, security to any Cablevision Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to
         Section 401(a)(29) of the Code.

         3.10 Contracts. Except as set forth in Schedule 3.10 of Cablevision's Disclosure Schedule, there are no defaults by any Cablevision Entity under the Cablevision Contracts (nor has any Cablevision Entity received written notice of a threatened default or notice of default) which would reasonably be expected, individually or in the aggregate, to have a Cablevision Material Adverse Effect, and no Cablevision Entity knows of any default by any other party to a Cablevision Contract which would reasonably be expected, individually or in the aggregate, to have a Cablevision Material Adverse Effect.

         3.11 Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally in the United States or in the Commonwealth of Massachusetts, or as set forth in Schedule 3.11 of Cablevision's Disclosure Schedule, there is no legal action or proceeding, pending or, so far as is known to any Cablevision Entity, any investigation pending or threatened against any Cablevision Entity, the Cablevision CATV Business or the Cablevision Assets, nor is there any Judgment outstanding against any Cablevision Seller or to or by which any Cablevision Seller, any of the Cablevision Assets or the

Cablevision CATV Business is subject or bound, which (a) results in any modification, termination, suspension, impairment or reformation of any Cablevision CATV Instrument or Cablevision Contract or any right or privilege thereunder in a manner that would reasonably be expected to have a Cablevision Material Adverse Effect, or (b) materially adversely affects the ability of any Cablevision Entity to consummate any of the transactions contemplated hereby.

         3.12 Finders and Brokers. Holdings has employed Bear Stearns & Co. Inc. and Merrill Lynch & Co. as its brokers in the sale provided herein and will pay and discharge the claim thereof for commission or expense reimbursement in connection therewith. No Cablevision Entity has entered into any other contract, arrangement or understanding with any Person or firm, nor is it aware of any claim or basis for any claim based upon any act or omission of Holdings or any of its affiliates, which may result in the obligation of AT&T to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.13 No Vote Required. No vote of the holders of any class or series of capital stock of Cablevision Systems Corporation is required to approve this Agreement and the transactions contemplated hereby.

4.   REPRESENTATIONS AND WARRANTIES OF THE AT&T PARTIES.

         To induce the Cablevision Entities to enter into this Agreement, each AT&T Entity (and to the extent set forth in Section 4.14 hereof, the AT&T Designated Subsidiary) represents and warrants to the Cablevision Entities as follows:

         4.01 Organization and Authority of the AT&T Entities. Each AT&T Entity is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate power and authority necessary to carry on its business as presently conducted. Each of the AT&T Entities is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have, an AT&T Material Adverse Effect.

         4.02 Legal Capacity; Approvals and Consents.

              (a) Authority and Binding Effect. Each AT&T Entity has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and to approve, adopt and consummate the Merger to which it is a party. Each AT&T Entity has duly taken all corporate and shareholder actions necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Without limiting the foregoing, any actions of the directors or stockholders of any AT&T Entity required to approve and adopt the Transaction Documents to which it is a party have been duly taken in accordance with the requirements of the DGCL and no further action of the directors or stockholders of any AT&T Entity is required in order to consummate the Merger. The Transaction

         Documents to which it is a party have been duly executed and delivered by each AT&T Entity and each is the valid and binding obligation of such AT&T Entity enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

              (b) No Breach. Subject only to obtaining the consents and approvals set forth in Schedule 4.02 of AT&T's Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which it is a party does not, and will not, contravene the relevant organizational documents of any AT&T Entity, and does not, and will not: (i) conflict with or result in a breach or violation by any AT&T Entity of or constitute a default by any AT&T Entity under or result in the termination, suspension, modification or impairment of any AT&T CATV Instrument, Law, Judgment, or AT&T Contract to which any AT&T Entity is a party or by which the AT&T CATV Business, any AT&T Party or any of the AT&T Assets is subject or bound or may be affected; or (ii) create or impose any Encumbrance upon any of the AT&T Assets other than an AT&T Permitted Encumbrance, except in each case under clause (i) above, for any conflict, breach, violation, default or termination, suspension, modification or impairment which would not, individually or in the aggregate, reasonably be expected to have an AT&T Material Adverse Effect.

              (c) Required Consents. Assuming that all of the consents referenced in Schedule 3.02 of Cablevision's Disclosure Schedule have been obtained, except for the parties listed in Schedule 4.02 of AT&T's Disclosure Schedule, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of any Transaction Document by an AT&T Entity, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to have an AT&T Material Adverse Effect or materially adversely affect the ability of the AT&T Parties to consummate the transactions contemplated hereby.

              (d) Obtaining Consents. No AT&T Entity is aware of, or has reason to believe there is, any reason relating to any AT&T Entity that any Governmental Authority or other party whose consent is required or contemplated hereunder would refuse to consent to the transfer of the AT&T CATV Instruments or any rights of an AT&T Entity thereunder or would condition the granting of any such consent on the performance by any AT&T Party or any Cablevision Entity of any material obligation not expressly set forth herein, except such conditions as may affect the cable television industry generally in the United States or in the State of New York.

         4.03 Financial Statements. AT&T has delivered to Holdings true and complete copies of the balance sheet of each AT&T Seller at September 30, 1999 and the statements of income of each AT&T Seller for the years ending December 31, 1998, 1997 and 1996 (the "AT&T Financial Statements"). The AT&T Financial Statements were prepared in accordance with GAAP except for footnotes and certain items that would require reclassification and certain expenses, in each case as described in the AT&T Financial Statements and present fairly in all material respects the results of operations of each AT&T Seller at September 30, 1999 and for the period then ended. AT&T has also provided to Holdings an income statement for the nine months ended September 30, 1999 (the "AT&T Interim Financial Statements"), which AT&T Interim Financial Statements were prepared in accordance with the practices customarily followed by AT&T in preparing its interim statements, consistently applied, and, subject to normal year-end adjustments and the procedures followed in interim statements, present fairly in all material respects the results of operations of each AT&T Seller for the period indicated and is stated on a basis generally consistent with the above-described income statement included in the AT&T Financial Statements.

         4.04 Changes in Operation. Since September 30, 1999 and except as set forth on Schedule 4.04 of AT&T's Disclosure Schedule, there has not been any change in the financial condition, properties, business or results of operations of the AT&T CATV Business or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have an AT&T Material Adverse Effect.

         4.05 Tax Matters. Each AT&T Seller has duly filed all Tax Returns required to be filed by such AT&T Seller on or prior to the date hereof and the information contained in such Tax Returns is true, complete and accurate in all material respects. All material taxes, fees and assessments that are shown on such Tax Returns as due or payable by such AT&T Seller on or before the date hereof and that might result in an Encumbrance upon any of the AT&T Assets have been duly paid. Except as set forth in Schedule 4.05 of AT&T's Disclosure Schedule, no AT&T Seller has received any notice or assessment to the effect that there is any unpaid tax, interest, penalty or addition to tax due or claimed to be due from any AT&T Seller in respect of such Tax Returns; no AT&T Seller has received any notice of the assertion or threatened assertion of any Encumbrances with respect to any AT&T Assets on account of any unpaid taxes; and no audits of such Tax Returns by any Governmental Authority are pending or, so far as each AT&T Seller knows, threatened. None of the AT&T Assets are treated as interests in entities that are treated as partnerships or corporations for federal income tax purposes.

         4.06 AT&T Assets.

              (a) Title; Encumbrances. Each AT&T Seller has, or will have at
         Closing: (i) good and marketable title to all of its AT&T Equipment and AT&T Real Property owned in fee and (ii) the right and authority (subject to the required consents specified herein) in all of its title and interest in and to the other property or rights included in the AT&T Assets, in each instance free and clear of any Encumbrances except AT&T Permitted Encumbrances.

              (b) Real Property. Schedule 4.06(b) of AT&T's Disclosure Schedule sets forth a list of all AT&T Real Property owned or leased by the AT&T Sellers in connection with the operation of the AT&T CATV Business as presently conducted. Except as set forth in Schedule 4.06(b) of AT&T's Disclosure Schedule, an AT&T Seller has title in fee simple to all such AT&T Real Property except for leases, easements and other interests not constituting ownership in fee and each AT&T Seller has valid and enforceable leasehold interests in such AT&T Real Property leased by such AT&T Seller.

              (c) Assets. The AT&T Assets include all assets used by the AT&T Sellers to conduct the AT&T CATV Business as it is presently being conducted in all material respects, except for AT&T Excluded Assets.

              (d) Environmental Matters. Except as disclosed in Schedule 4.06(d) of AT&T's Disclosure Schedule, or as would not reasonably be expected, individually or in the aggregate, to have an AT&T Material Adverse
         Effect: (i) the AT&T Assets comply with applicable Environmental Laws;
         (ii) to the knowledge of the AT&T Entities, the AT&T Assets are not the subject of any court order, administrative order or decree arising under any Environmental Law; and (iii) the AT&T Assets have not been used by the AT&T Sellers for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted under applicable Environmental Laws. Except as set forth in Schedule 4.06(d) of AT&T's Disclosure Schedule, no AT&T Seller has received any written notice from any Governmental Authority alleging that the AT&T Assets are in violation of any Environmental Law, and no claim based on any applicable Environ mental Law has been asserted to any AT&T Seller in writing in the past or is currently pending or, to the knowledge of the AT&T Entities, threatened with respect to any AT&T Real Property. Except as set forth in Schedule 4.06(d) of AT&T's Disclosure Schedule to each AT&T Entity's knowledge, (i) no aboveground or underground storage tanks containing Hazardous Substances or hazardous waste are currently located at any of the AT&T Real Property, or have been located at any of the AT&T Real Property during the time such AT&T Real Property was owned or leased by the AT&T Sellers, and (ii) no AT&T Real Property has been used as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or other petroleum products or wastes during the time such AT&T Real Property was owned or leased by the AT&T Sellers. The AT&T Entities have made available to Holdings true and complete copies of all (i) environmental audits, investigations, studies or reports with respect to any AT&T Assets that have been performed by or at the direction or on behalf of the AT&T Parties or that are in their possession, (ii) notices or other materials in the AT&T Entities' possession from Governmental Authorities having the power to administer or enforce any applicable Environmental Laws relating to current or past ownership, use or operation of or activities at the AT&T Assets and (iii) materials in the AT&T Entities' possession relating to any claim, allegation or action by any Person (other than any Governmental Authority) with respect to the AT&T Assets under any applicable Environmental Law. For the purposes of this Section 4.06, "hazardous waste" will have the meaning set forth in the Comprehensive Response, Compensation and Liability Act of 1980 and the applicable law of the State of New York.

         4.07 CATV Business.

              (a) As of December 31, 1999, the AT&T CATV Business included not less than 124,908 Basic Subscribers.

              (b) Since September 30, 1999, the AT&T CATV Business has been operated in the ordinary course in all material respects, and no material assets previously used therein have been disposed of except in the ordinary course of business.

              (c) Schedule 4.07(c) of AT&T's Disclosure Schedule contains a complete list of all AT&T Material Contracts in effect on the date of this Agreement. As used in this Section 4.07(c), the term "AT&T Material Contracts" means any of the following to the extent relating to the AT&T CATV Business to which an AT&T Seller is a party or by which an AT&T Seller or the AT&T Assets are bound and to the extent not terminable on 30 days' or less notice without liability: (i) any pole attachment agreements, (ii) any conduit agreements, (iii) any real estate leases, (iv) any agreement creating a partnership or joint venture, (v) any agreement (or group of related agreements) under which an AT&T Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation or under which it has imposed a security interest on any of its assets, tangible or intangible, (vi) any noncompetition or similar agreement restricting activities by an AT&T Seller, (vii) any agreement for any billing system arrangements for any of the AT&T CATV Systems that is not terminated or terminable with respect to the AT&T CATV Systems upon Closing, (viii) any agreement under which the consequences of a default or termination could be reasonably expected to have an AT&T Material Adverse Effect, or (ix) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000 in any calendar year.

              (d) The AT&T CATV Licenses and the cable franchises and ordinances used in the AT&T CATV Business are listed in Schedule 1.01(a) of AT&T's Disclosure Schedule and comprise all of the AT&T CATV Licences and the cable franchises and ordinances necessary to operate the AT&T CATV Business in the ordinary course. The AT&T Sellers are in compliance in all material respects with the terms and conditions of such AT&T CATV Licenses and cable franchises and ordinances. The AT&T Sellers hold, or will hold at Closing, all of the AT&T CATV Licenses and all of the cable franchises and ordinances used in the AT&T CATV Business reasonably necessary to enable it to operate the AT&T CATV Business as presently conducted in all material respects. The AT&T Sellers hold, or will hold at Closing, all of the AT&T CATV Instruments (other than cable franchises and ordinances, as to which the representation and warranty in the preceding sentence will apply), except all such AT&T CATV Instruments the failure of which to hold would not reasonably be expected to have an AT&T Material Adverse Effect. The AT&T Sellers are in compliance with the terms and conditions of all AT&T CATV Instruments (other than cable franchises and ordinances, as to which the compliance representation and warranty in the second sentence of this Section 4.07(d) will apply), except where such non-compliance would not reasonably be expected to have an AT&T Material Adverse Effect. Except as disclosed in Schedule 4.07(d) of AT&T's Disclosure Schedule, no AT&T Seller has received any notice of any claimed or purported default in any AT&T CATV Instruments and there are no proceedings pending, or, to the knowledge of the AT&T Entities, threatened, to cancel, modify or change any such AT&T CATV Instruments.

              (e) Except as set forth in Schedule 4.07(e) of AT&T's Disclosure Schedule, the AT&T CATV Business is conducted by the AT&T Sellers in material compliance with all applicable laws, regulations and other requirements of Governmental Authorities, AT&T CATV Instruments, AT&T CATV Licenses and AT&T Contracts, including, but not limited to, compliance in all material respects with the Communications Act. Except as set forth in Schedule 4.07(e) of AT&T's Disclosure Schedule, each AT&T Seller has submitted to the FCC all filings, including, but not limited to, cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; and the AT&T CATV Business is in compliance with all signal leakage criteria prescribed by the FCC for each relevant reporting period. Each of the AT&T Sellers has made available to Holdings correct and complete copies of all reports and filings for the past year, made or filed pursuant to FCC rules and regulations.

              (f) Except as set forth in Schedule 4.07(f) of AT&T's Disclosure Schedule, each of the AT&T Sellers has filed all semi-annual statements of account and paid all compulsory licensing fees required by Section 111 of the Copyright Act with respect to the AT&T CATV Business, for the three years preceding the date of the Agreement. To the knowledge of the AT&T Entities, the conduct of the AT&T CATV Business does not infringe in any material respect upon the patents, trademarks, copyrights, trade names or other intellectual property rights, domestic or foreign, of any Person, and, to the knowledge of the AT&T Entities, no Person has asserted any claim to any AT&T Party with respect to any such infringement.

              (g) Schedule 4.07(g) of AT&T's Disclosure Schedule identifies all material rate complaints and all appeals of material local rate orders or material rate complaints with respect to the AT&T CATV Business which, to any AT&T Entity's knowledge, are pending at the FCC. Except as set forth in Schedule 4.07(g) of AT&T's Disclosure Schedule, as of the date of this Agreement: (i) no AT&T Seller has received any written or, to the knowledge of any AT&T Entity, oral notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Communications Act, (ii) no AT&T Seller has agreed with any Governmental Authority to establish customer service standards for any AT&T CATV System that exceeds the customer service standards promulgated pursuant to the Communications Act, (iii) no AT&T Seller has, with respect to any AT&T CATV System, made any Cost of Service Election, and (iv) except for the MediaOne Social Contract, no AT&T Seller has entered into any "social contract" or other proposed resolution with the FCC with respect to rates charged for CATV services in the AT&T CATV Systems and none of them is currently negotiating or anticipating entering into the same.

              (h) Except as set forth in Schedule 4.07(h) of AT&T's Disclosure Schedule, as of the date of this Agreement: (i) no AT&T Entity has received, and no AT&T Entity has notice that it will receive, from any Governmental Authority, a preliminary assessment that an AT&T CATV Instrument should not be renewed as provided in Section 626(c)(1) of the Communications Act, (ii) the AT&T Sellers have timely filed notices of renewal in accordance with the Communications Act and all Governmental

         Authorities with respect to each AT&T CATV Instrument expiring within 30 months of the date of this Agreement and such notices of renewal have been filed pursuant to the renewal procedures established by
         Section 626(a) of the Communications Act, and (iii) no Governmental Authority has commenced, or given written notice that it intends to commence, a proceeding to revoke or suspend an AT&T CATV Instrument.

              (i) AT&T has previously made available to Holdings complete and correct copies of all AT&T CATV Instruments and AT&T Contracts that are material to the AT&T CATV Business.

              (j) Schedule 4.07(j) of AT&T's Disclosure Schedule sets forth, with respect to the AT&T CATV Business, the approximate number of plant miles (aerial and underground) for each head-end, the approximate bandwidth capability of each head-end, the stations and signals carried by each head-end and the channel position of each such signal and station, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. AT&T has delivered to Holdings channel lineups and the monthly rates charged for each class of service in the AT&T CATV Systems, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. Except as described in Schedule 4.07(j) of AT&T's Disclosure Schedule, each AT&T CATV System is providing all channels, stations and signals reflected as being carried on the AT&T CATV Systems on Schedule 4.07(j) of AT&T's Disclosure Schedule.

              (k) Except as described in Schedule 4.07(k) of AT&T's Disclosure Schedule, there is no overbuild of the AT&T CATV Systems at present, nor, to the knowledge of any AT&T Entity, is any overbuild pending.

              (l) Except as set forth in Schedule 4.07(l) of AT&T's Disclosure Schedule, the tangible personal property included in the AT&T Assets are in operating condition and repair (ordinary wear and tear excepted) and are suitable for continued use in the manner in which presently used in all material respects.

              (m) To the knowledge of the AT&T Entities, each parcel of owned or leased AT&T Real Property and any improvements thereon (i) has access to and over public streets or private streets for which the AT&T Sellers have a valid right of ingress and egress, and (ii) conforms in its current use and occupancy to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, other than, in the case of clauses (i) and (ii), exceptions or conformities that, individually or in the aggregate, do not materially detract from the value of the AT&T Real Property or which do not materially interfere with the present and continued use of such AT&T Real Property in the operation of the AT&T CATV Business.

         4.08 Labor Contracts and Actions.

              (a) No AT&T Seller is a party to any contract with any labor organization, nor has any AT&T Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the AT&T Employees with respect to the operation of the AT&T CATV Business.

              (b) No AT&T Seller is experiencing any strikes, work stoppages, significant grievance proceedings or, to the knowledge of any AT&T Entity, claims of unfair labor practices filed with respect to the operation of the AT&T CATV Business.

         4.09 Employee Benefit Plans.

              (a) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering AT&T Employees, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, and other benefit plans, contracts or arrangements covering AT&T Employees (collectively, the "AT&T Benefit Plans") are listed in Schedule 4.09 of AT&T's Disclosure Schedule. True and complete copies of all AT&T Benefit Plans and all amendments thereto have been provided or made available to Holdings.
         Schedule 4.09 of AT&T's Disclosure Schedule also lists all multiemployer plans covering AT&T Employees.

              (b) All AT&T Benefit Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. There is no material pending or, to the knowledge of any AT&T Entity, threatened litigation relating to the AT&T Benefit Plans. No AT&T Entity has engaged in a transaction with respect to any AT&T Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject an AT&T Entity to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material.

              (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any AT&T Entity with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any ERISA Affiliate of any AT&T Entity. No AT&T Entity has incurred and none expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any AT&T Benefit Plan subject to Title IV of ERISA or by any ERISA Affiliate of any AT&T Entity within the 12-month period ending on the date hereof.

              (d) Neither any AT&T Benefit Plan nor any single-employer plan of an ERISA Affiliate of an AT&T Entity has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. No AT&T Entity has provided, nor is it required to provide, security to any AT&T Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         4.10 Contracts. Except as set forth in Schedule 4.10 of AT&T's Disclosure Schedule, there are no defaults by any AT&T Entity under the AT&T Contracts (nor has any AT&T Entity received written notice of a threatened default or notice of default) which would reasonably be expected, individually or in the aggregate, to have an AT&T Material Adverse Effect, and no AT&T Entity knows of any default by any other party to an AT&T Contract which would reasonably be expected, individually or in the aggregate, to have an AT&T Material Adverse Effect.

         4.11 Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally in the United States or in the State of New York, or as set forth in Schedule 4.11 of AT&T's Disclosure Schedule, there is no legal action or proceeding, pending or, so far as is known to any AT&T Entity, any investigation pending or threatened against any AT&T Entity, the AT&T CATV Business or the AT&T Assets, nor is there any Judgment outstanding against any AT&T Seller or to or by which any AT&T Seller, any of the AT&T Assets or the AT&T CATV Business is subject or bound, which (a) results in any modification, termination, suspension, impairment or reformation of any AT&T CATV Instrument or AT&T Contract or any right or privilege thereunder in a manner that would reasonably be expected to have an AT&T Material Adverse Effect, or (b) materially adversely affects the ability of any AT&T Entity to consummate any of the transactions contemplated hereby.

         4.12 Finders and Brokers. No AT&T Entity has entered into any contract, arrangement or understanding with any Person, and no AT&T Entity is aware of any claim or basis for any claim based upon any act or omission of any AT&T Entity or any of its affiliates, which may result in the obligation of any Cablevision Entity to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.13 No Vote Required. No vote of the holders of any class or series of capital stock of AT&T is necessary to approve this Agreement and the transactions contemplated hereby.

         4.14 AT&T Designated Subsidiary. If the AT&T Designated Subsidiary becomes a party to this Agreement, by executing a Supplement to this Agreement in the form of Exhibit I attached hereto, the AT&T Designated Subsidiary shall represent and warrant to the Cablevision Entities as follows:

              (a) Organization and Authority of the AT&T Designated Subsidiary. The AT&T Designated Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or partnership power and authority necessary to carry on its business as presently conducted. The AT&T Designated Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have, an AT&T Material Adverse Effect.

              (b) Authority and Binding Effect. The AT&T Designated Subsidiary has all requisite corporate or partnership power and authority to execute, deliver and perform the

         Transaction Documents to which it is a party. The AT&T Designated Subsidiary has duly taken all corporate and shareholder or partnership and partner actions necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Without limiting the foregoing, any actions of the directors or stockholders or partners of the AT&T Designated Subsidiary required to approve and adopt the Transaction Documents to which it is a party have been duly taken in accordance with the requirements of the corporation or partnership laws of its jurisdiction of organization. The Transaction Documents to which it is a party have been duly executed and delivered by the AT&T Designated Subsidiary and each is the valid and binding obligation of the AT&T Designated Subsidiary enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

              (c) No Breach. The execution, delivery and performance of the Transaction Documents to which it is a party does not, and will not, contravene the relevant organizational documents of the AT&T Designated Subsidiary, and does not, and will not: (i) conflict with or result in a breach or violation by the AT&T Designated Subsidiary of or constitute a default by the AT&T Designated Subsidiary under or result in the termination, suspension, modification or impairment of any Law, Judgment, or Contract to which the AT&T Designated Subsidiary is a party or by which the AT&T Designated Subsidiary is subject or bound or may be affected; or (ii) create or impose any Encumbrance upon any of the AT&T Assets other than an AT&T Permitted Encumbrance, except in each case under clause (i) above, for any conflict, breach, violation, default or termination, suspension, modification or impairment which would not, individually or in the aggregate, reasonably be expected to have an AT&T Material Adverse Effect.

              (d) Required Consents . Assuming that all of the consents referenced in Schedule 3.02 of Cablevision's Disclosure Schedule have been obtained, except for the parties listed in Schedule 4.02 of AT&T's Disclosure Schedule, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of any Transaction Document by the AT&T Designated Subsidiary, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to have an AT&T Material Adverse Effect or materially adversely affect the ability of the AT&T Parties to consummate the transactions contemplated hereby.

              (e) Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally in the United States or in the State of New York, or as set forth in Schedule 4.11 of AT&T's Disclosure Schedule, there is no legal action or proceeding pending or, so far as is known to the AT&T Designated Subsidiary, any investigation pending or threatened against any AT&T Party nor is there any Judgment outstanding against any AT&T Party or to or by which any AT&T Party is subject or bound, which materially adversely affects the ability of any AT&T Party to consummate any of the transactions contemplated hereby.

              (f) Finders and Brokers. The AT&T Designated Subsidiary has not entered into any contract, arrangement or understanding with any Person, and the AT&T Designated Subsidiary is not aware of any claim or basis for any claim based upon any act or omission of any AT&T Party or any of its affiliates, which may result in the obligation of any Cablevision Entity to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement.

5.   COVENANTS PENDING CLOSING.

         5.01 Business of the Cablevision Entities. From the date hereof to the Closing Date, and except as otherwise consented to or approved by AT&T in writing (which consent shall not be unreasonably withheld), the Cablevision Entities covenant and agree as follows:

              (a) Business in Ordinary Course. Except as otherwise provided herein, the Cablevision Sellers shall conduct the Cablevision CATV Business in the ordinary course (including, without limitation, to rebuild the total number of plant miles in the Cablevision CATV System planned to be upgraded during the 2000 fiscal year as described in
         Schedule 1.01(d) of Cablevision's Disclosure Schedule in accordance with the Cablevision Upgrade Specifications), consistent with past practices and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any Cablevision CATV Instrument or Cablevision Contract or making any material advance or expenditure, other than in the ordinary course of business, nor change in any material respect its business policies or practices. Each Cablevision Seller shall use its reasonable commercial efforts to preserve the Cablevision CATV Business intact, to retain the services of its present employees and agents, and preserve its business relationships with, and the goodwill of, its customers, suppliers and others and use commercially reasonable efforts to maintain in full force and effect policies of insurance with respect to the Cablevision CATV Business consistent in all material respects with past practices. The Cablevision Entities shall pay before delinquent all taxes and other charges upon or against the Cablevision Sellers or any of their respective properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which it chooses to contest in good faith and by appropriate proceedings.

              (b) Books and Records. Each Cablevision Seller shall maintain its books, accounts and records in the usual, regular and ordinary manner.

              (c) Litigation During Interim Period. Holdings will advise AT&T in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which the Cablevision CATV Business or any Cablevision Seller may be affected and which (i) would reasonably be expected to have a Cablevision Material Adverse Effect, (ii) involves exposures reasonably likely to exceed $5,000,000, or (iii) relates to the transactions contemplated hereby. In addition, Holdings will use reasonable commercial efforts to advise AT&T in writing promptly after the commencement of litigation or other proceedings against the Cablevision Sellers or the Cablevision CATV Business, or Holdings' receipt of written notice of any such matter which is likely to exceed $1,000,000 of exposure affecting the Cablevision Sellers or the Cablevision CATV Business.

              (d) Material Contracts. Holdings shall promptly deliver to AT&T copies of (i) all Cablevision CATV Instruments and (ii) all Cablevision Contracts that are, in the case of each of clauses (i) and (ii), entered into prior to the Closing and that would have been required to be disclosed in Cablevision's Disclosure Schedule if signed prior to the date of this Agreement.

              (e) Financial Information. Holdings will promptly deliver to AT&T copies of its monthly management reports on operations with respect to the operation of the Cablevision CATV Business prepared in the ordinary course of business.

              (f) 626 Filings. The Cablevision Sellers will timely file a notice of renewal under Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any Cablevision CATV Instrument that will expire within 30 months after any date between the date of this Agreement and the Closing Date.

              (g) Franchise Renewals. Each Cablevision Entity will consult with AT&T concerning any proceedings for, or negotiations with respect to, any cable television franchise relating to the Cablevision CATV Business that is subject to renewal between the date of this Agreement and the Closing Date.

              (h) Negative Covenants. The Cablevision Entities will not, with respect to the CATV Business:

                   (i) make any election with respect to any cost of service proceeding other than a network upgrade cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any Cablevision CATV System;

                   (ii) except as contemplated by this Agreement, sell, transfer or assign any of the Cablevision Assets necessary or useful for the operation of the Cablevision CATV Business or permit the creation of an Encumbrance (other than a Cablevision Permitted Encumbrance) on any of the Cablevision Assets, except, in each case, in the ordinary course of business;

                   (iii) except as disclosed in Schedule 5.01(h)(iii) of Cablevision's Disclosure Schedule, decrease the rate charged for any level of services, in each case except to the extent required under the 1992 Cable Act or any other Law; provided, however, that, if rates are decreased in order to so comply, Holdings will provide AT&T with copies of any FCC forms (even if not filed with any

         Governmental Authority) that the Cablevision Sellers used to determine that the new rates were required;

                   (iv) convert any Cablevision CATV Systems to any billing system or otherwise change in any material respect billing arrangements for any of the Cablevision CATV Systems;

                   (v) except as contemplated by this Agreement, enter into any Cablevision Contract of any kind relating to the Cablevision CATV Business that individually or in the aggregate call for payments or otherwise involve expenditures to or by the Cablevision Sellers in excess of $100,000 in any year, except for (A) the renewal of Cablevision Contracts that would, but for such renewal, terminate in accordance with their terms prior to Closing, (B) any Cablevision Contract that would by its terms be terminable without termination fee or cost not later than 60 days after Closing, and (C) any Cablevision Contract that is part of the implementation of Schedule 1.01(d) of Cablevision's Disclosure Schedule, and that (1) is terminable on 30 days' or less notice without further cost or obligation to the counterparty, or (2) does not require further performance by any transferee of the Cablevision Seller after the Closing Date;

                   (vi) enter into, modify or amend any Cablevision Contract for any fiber or fiber capacity lease or use arrangements in any of the Cablevision CATV Systems;

                   (vii) take any action that would, or would reasonably be expected to, prevent or materially impair the ability of any Cablevision Entity or AT&T Party to consummate the transactions contemplated by the Transaction Documents; provided that neither Holdings nor any Cablevision Seller shall be in breach of this Section 5.01(h)(vii) if a Governmental Authority takes any action (including the issuance of any order or entering of any consent decree or similar Judgment) that would prevent or materially impair the ability of any Cablevision Entity or AT&T Party to consummate the transactions contemplated by the Transaction Documents; and provided, further, that at the time that Holdings or any Cablevision Seller becomes aware that any Governmental Authority has taken any action described in the immediately preceding proviso, Holdings shall promptly notify AT&T of such action and AT&T may (if it so elects by giving written notice to Holdings within ten days after receipt of such notice) terminate this Agreement under Section 12.02 hereof;

                   (viii) take any action that would make any representation or warranty of any Cablevision Entity hereunder inaccurate in any material respect as of the Closing; or

                   (ix) agree to do any of the foregoing.

         5.02 Business of the AT&T Entities. From the date hereof to the Closing Date, and except as otherwise consented to or approved by Holdings in writing (which consent shall not be unreasonably withheld), the AT&T Entities covenant and agree as follows:

              (a) Business in Ordinary Course. Except as otherwise provided herein, the AT&T Sellers shall conduct the AT&T CATV Business in the ordinary course (including, without limitation, to rebuild the total number of plant miles in the AT&T CATV System planned to be upgraded during the 2000 fiscal year as described in Schedule 1.01(d) of AT&T's Disclosure Schedule in accordance with the AT&T Upgrade Specifications) consistent with past practices and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any AT&T CATV Instrument or AT&T Contract or making any material advance or expenditure, other than in the ordinary course of business, nor change in any material respect its business policies or practices. Each AT&T Seller shall use its reasonable commercial efforts to preserve the AT&T CATV Business intact, to retain the services of its present employees and agents, and preserve its business relationships with, and the goodwill of, its customers, suppliers and others and use commercially reasonable efforts to maintain in full force and effect policies of insurance with respect to the AT&T CATV Business consistent in all material respects with past practices. The AT&T Parties shall pay before delinquent all taxes and other charges upon or against the AT&T Sellers or any of their respective properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which it chooses to contest in good faith and by appropriate proceedings.

              (b) Books and Records. Each AT&T Seller shall maintain its books, accounts and records in the usual, regular and ordinary manner.

              (c) Litigation During Interim Period. AT&T will advise Holdings in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which the AT&T CATV Business or any AT&T Seller may be affected and which (i) would reasonably be expected to have an AT&T Material Adverse Effect, (ii) involves exposures reasonably likely to exceed $5,000,000, or (iii) relates to the transactions contemplated hereby. In addition, AT&T will use reasonable commercial efforts to advise Holdings in writing promptly after the commencement of litigation or other proceedings against AT&T Sellers or the AT&T CATV Business, or AT&T's receipt of written notice of any such matter which is likely to exceed $1,000,000 of exposure affecting the AT&T Sellers or the AT&T CATV Business.

              (d) Material Contracts. AT&T shall promptly deliver to Holdings copies of (i) all AT&T CATV Instruments and (ii) all AT&T Contracts that are, in the case of each of clauses (i) and (ii), entered into prior to the Closing and that would have been required to be disclosed in AT&T's Disclosure Schedule if signed prior to the date of this Agreement.

              (e) Financial Information. AT&T will promptly deliver to Holdings copies of its monthly management reports on operations with respect to the operation of the AT&T CATV Business prepared in the ordinary course of business.

              (f) 626 Filings. The AT&T Sellers will timely file a notice of renewal under Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any AT&T CATV Instrument that will expire within 30 months after any date between the date of this Agreement and the Closing Date.

              (g) Franchise Renewals. Each AT&T Entity will consult with Holdings concerning any proceedings for or negotiations with respect to any cable television franchise relating to the AT&T CATV Business that is subject to renewal between the date of this Agreement and the Closing Date.

              (h) Negative Covenants. The AT&T Entities will not, with respect to the AT&T CATV Business:

                   (i) make any election with respect to any cost of service proceeding other than a network upgrade cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any AT&T CATV System;

                   (ii) except as contemplated by this Agreement, sell, transfer or assign any of the AT&T Assets necessary or useful for the operation of the AT&T CATV Business or permit the creation of an Encumbrance (other than an AT&T Permitted Encumbrance) on any of the AT&T Assets, except, in each case, in the ordinary course of business;

                   (iii) except as disclosed in Schedule 5.02(h)(iii) of AT&T's Disclosure Schedule, decrease the rate charged for any level of services, in each case except to the extent required under the 1992 Cable Act or any other Law; provided, however, that if rates are decreased in order to so comply, AT&T will provide Holdings with copies of any FCC forms (even if not filed with any Governmental Authority) that the AT&T Sellers used to determine that the new rates were required;

                   (iv) convert any AT&T CATV Systems to any billing system or otherwise change in any material respect billing arrangements for any of the AT&T CATV Systems;

                   (v) except as contemplated by this Agreement, enter into any AT&T Contract of any kind relating to the AT&T CATV Business that individually or in the aggregate calls for payments or otherwise involves expenditures to or by the AT&T Sellers in excess of $100,000 in any year, except for (A) the renewal of AT&T Contracts that would, but for such renewal, terminate in accordance with their terms prior to Closing, (B) any AT&T Contract that would by its terms be terminable without termination fee or cost not later than 60 days after Closing, and (C) any AT&T Contract that is part of the implementation of
         Schedule 1.01(d) of AT&T's Disclosure Schedule, and that (1) is terminable on 30 days' or less notice without further cost or obligation to the counterparty, or (2) does not require further performance by any transferee of AT&T Seller after the Closing Date;

                   (vi) enter into, modify or amend any AT&T Contract for any fiber or fiber capacity lease or high-speed Internet modem services or use arrangements in any of the AT&T CATV Systems (including, without limitation, commencing or otherwise launching the "Roadrunner" high-speed Internet modem service);

                   (vii) take any action that would or would reasonably be expected to prevent or materially impair the ability of any AT&T Party or Cablevision Entity to consummate the transactions contemplated by the Transaction Documents; provided that neither AT&T nor any AT&T Subsidiary shall be in breach of this Section 5.02(h)(vii) if a Governmental Authority takes any action (including the issuance of any order or entering of any consent decree or similar Judgment) that would prevent or materially impair the ability of any Cablevision Entity or AT&T Party to consummate the transactions contemplated by the Transaction Documents; and provided, further, that at the time that AT&T or any AT&T Subsidiary becomes aware that a Governmental Authority has taken any action described in the immediately preceding proviso, AT&T shall promptly notify Holdings of such action and Holdings may (if it so elects by giving written notice to AT&T within ten days after receipt of such notice) terminate this Agreement under Section 12.02 hereof;

                   (viii) take any action that would make any representation or warranty of any AT&T Party hereunder inaccurate in any material respect as of the Closing; or

                   (ix) agree to do any of the foregoing.

         5.03 AT&T Limitations Pending Closing of AT&T/MediaOne Merger. Notwithstanding anything to the contrary in this Agreement:

              (a) It is understood that the AT&T Assets are not currently owned or controlled by AT&T and will not be unless and until the AT&T/MediaOne Merger closing occurs. Immediately after the closing of the AT&T/MediaOne Merger, AT&T will cause each of AT&T Sub I and AT&T Sub II to become a party to this Agreement by executing the Supplement to this Agreement in the form of Exhibit I hereto. Effective on the date of such execution, such entity will be treated as a party to this Agreement and, as such, will be bound as of such date by any covenants, agreements or obligations hereunder applicable thereto.

              (b) Subject to fiduciary duties and applicable law, to the extent that AT&T has any contractual or other rights over the operation of the AT&T Assets prior to the time that the owner of such AT&T Assets becomes a party to this Agreement pursuant to Section 5.03(a), AT&T will exercise such rights in a manner consistent with this Agreement to approximate as closely as possible under such rights the limits that would be imposed on the owner of the AT&T Assets if the owner of the AT&T Assets were then bound by this Agreement (including the pre-Closing covenants hereunder).

              (c) The Cablevision Entities acknowledge and agree that AT&T expects to cause AT&T Sub I and AT&T Sub II to enter into a merger prior to Closing, pursuant to which one of such corporations will be the surviving corporation and succeed by operation of law to all rights and obligations of both, including those under this Agreement.

         5.04 Rebuild of AT&T CATV Systems.

              (a) The parties acknowledge that the AT&T Sellers may request an extension of the deadline under the MediaOne Social Contract with respect to the date of completion of the upgrade as set forth on
         Schedule 1.01(d) of AT&T's Disclosure Schedule for any AT&T CATV System that requires such extension (the "MediaOne Social Contract Extension"). The AT&T Sellers shall provide Holdings with a copy of their proposed request for such MediaOne Social Contract Extension and any other information that Holdings may reasonably request with respect to such proposed MediaOne Social Contract Extension. The AT&T Sellers shall notify Holdings of any written FCC response, progress reports or other written communications with the FCC with respect to the MediaOne Social Contract Extension and shall furnish Holdings with copies of any written communications received from or furnished to the FCC with respect to the proposed MediaOne Social Contract Extension, including, without limitation, any proposed FCC response.

              (b) The parties further acknowledge that the AT&T Sellers may enter into a contract with a third party or an AT&T Subsidiary for the completion of the upgrade as set forth on Schedule 1.01(d) of AT&T's Disclosure Schedule, provided that with respect to any such contract that AT&T may propose to continue in effect after Closing, such contract shall contain terms and conditions that are mutually acceptable to AT&T and Holdings and are consistent with the AT&T Upgrade Specifications as set forth on Schedule 1.01(e) of AT&T's Disclosure Schedule (the "Upgrade Contract"). AT&T shall provide any proposed Upgrade Contract to Holdings and Holdings shall notify AT&T in writing within 10 Business Days thereafter of any objection it has to the terms and conditions of such proposed Upgrade Contract. AT&T and Holdings shall use their reasonable commercial efforts to resolve any objection Holdings has to such Upgrade Contract promptly on mutually acceptable terms. If Holdings does not so notify AT&T of its objection, it will be deemed to have approved the proposed contract as an Upgrade Contract.

              (c) If as of Closing there is an Upgrade Contract that Holdings has approved or is deemed to have approved, then the following will apply:

                   (i) No AT&T Upgrade Adjustment will be payable at Closing or pursuant to any post-Closing adjustment procedures under Section 2.05.

                   (ii) At Closing, Holdings will cause the applicable
              Cablevision Seller(s) to pay to the AT&T Sellers the AT&T 750 Aerial Adjustment Delta and the AT&T 750 Underground Adjustment Delta calculated with respect to the total number of miles in the completed portion of the upgrade work in the AT&T CATV Systems (and any disputes as to such amount will be resolved in the same manner as a dispute concerning the AT&T Upgrade Adjustment would be resolved under Section 2.05(d)).

                   (iii) Following Closing, the applicable Cablevision Seller(s)
              will allow reasonable and necessary access to the AT&T CATV Systems to complete the Upgrade Contract and otherwise cooperate reasonably in its capacity as the owner of the Systems involved in the upgrade under the Upgrade Contract.

                   (iv) AT&T shall provide Holdings with written monthly
              progress reports on the upgrade and shall notify Holdings in writing of final completion of the upgrade in accordance with the AT&T Upgrade Specifications.

                   (v) Upon completion of the upgrade in accordance with the
              Upgrade Contract, Holdings will cause the applicable Cablevision Seller(s) to pay to the AT&T Sellers the AT&T 750 Aerial Adjustment Delta and the AT&T 750 Underground Adjustment Delta calculated with respect to the portion of the upgrade work in the AT&T CATV Systems completed after Closing (and any disputes as to such amount will be resolved in the same manner as a dispute concerning the AT&T Upgrade Adjustment would be resolved under
              Section 2.05(d)).

              (d) If as of Closing there is not an Upgrade Contract that Holdings has approved or is deemed to have approved, then at Closing, Holdings will cause the applicable Cablevision Seller(s) to pay to the AT&T Sellers the AT&T 750 Aerial Adjustment Delta and the AT&T 750 Underground Adjustment Delta calculated with respect to the completed portion of the upgrade work in the AT&T CATV Systems (and any disputes as to such amount will be resolved in the same manner as a dispute concerning the AT&T Upgrade Adjustment would be resolved under Section 2.05(d)).

         5.05 Access to Information.

              (a) Access by AT&T. Between the date of this Agreement and the Closing, AT&T and its agents shall have reasonable access during normal business hours to all of the properties, books, reports, records, Cablevision CATV Instruments and Cablevision Contracts of the Cablevision Entities with respect to the Cablevision CATV Business, and Holdings shall furnish AT&T with all information it may reasonably request; provided that no investigation pursuant to this Section 5.05(a) shall affect or be deemed to modify any representation or warranty made by any Cablevision Entity. All information obtained by AT&T pursuant to this Agreement and in connection with the negotiation hereof shall be used by AT&T solely for purposes related to this Agreement and the Merger and, in the case of non-public information, shall, except as may be required for the performance of this Agreement or by Law, be kept in strict confidence by AT&T in accordance with the terms of the Confidentiality Agreement dated October 8, 1999 between AT&T and Cablevision Systems Corporation (the "Confidentiality Agreement").

              (b) Access by Holdings. Between the date of this Agreement and the Closing, Holdings and its agents shall have reasonable access during normal business hours to all of the properties, books, reports, records, AT&T CATV Instruments and AT&T Contracts of the AT&T Entities with respect to the AT&T CATV Business, and AT&T shall furnish Holdings with all information it may reasonably request; provided that no investigation pursuant to this Section 5.05(b) shall affect or be deemed to modify any representation or warranty made by any AT&T Party. All information obtained by Holdings pursuant to this Agreement and in connection with the negotiation hereof shall be used by Holdings solely for purposes related to this Agreement and the Merger and, in the case of non-public information, shall, except as may be required for the performance of this Agreement or by Law, be kept in strict confidence by Holdings.

         5.06 Upgrade Remedies. The parties agree that notwithstanding any covenants in this Agreement to accomplish their respective planned upgrade activities, the AT&T Upgrade Adjustment and the Cablevision Upgrade Adjustment mechanisms provided for in this Agreement will be the sole consequence and remedy with respect to a failure to comply with such covenants.

6.   DELIVERIES AT CLOSING.

         6.01 Deliveries by Holdings. At the Closing, Holdings will deliver or cause to be delivered to AT&T, AT&T Sellers or the AT&T Designated Subsidiary or QI-3 (as referenced in Schedule 2.01(c) of the Disclosure Schedules), as applicable:

              (a) The Exchange 2 Cash Consideration as provided in Section 2.01(e) and the transfer from QI-2 to QI-3, as provided in Schedule 2.01(c) of the Disclosure Schedules.

              (b) Such warranty deeds in recordable form, bills of sale, endorsements, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in the applicable AT&T Sellers or the AT&T Designated Subsidiary, as applicable, the right, title and interest of the applicable Cablevision Entities in accordance herewith in and to the Cablevision Assets in a form or forms reasonably satisfactory to AT&T, which shall include, without limitation, a form or forms of Cablevision Bill of Sale and General Assignment in the form of Exhibit E hereto.

              (c) A certificate signed by a principal officer of the Cablevision Sellers, dated as of the Closing, representing and certifying as to the matters set forth in Sections 7.03 and 7.04.

              (d) The Assumption Agreements in the forms of Exhibits C-1 and C-2 and Exhibits D-1 and D-2 hereto.

              (e) An opinion of Cablevision's Counsel, substantially in the form of Exhibit G hereto.

              (f) Evidence in form and substance reasonably satisfactory to AT&T that receipt of the required consents and approvals listed in Schedule
         3.02 of Cablevision's Disclosure Schedule and required as conditions to the transactions contemplated hereunder have been obtained and remain in effect.

              (g) A certificate, dated the Closing Date, signed by a Secretary or an Assistant Secretary of each Cablevision Entity certifying that attached thereto are true, complete and correct copies of the resolutions duly adopted by the board of directors (and, if applicable, the stockholders) of such Cablevision Entity authorizing the execution and delivery of the Transaction Documents to which such Cablevision Entity is a party and approving and adopting this Agreement.

         6.02 Deliveries by AT&T. At the Closing, AT&T will deliver or cause to be delivered to Holdings or Cablevision Sellers or QI-2 (as referenced in Schedule 2.01(c) of the Disclosure Schedules), as applicable:

              (a) The Exchange 1 Cash Consideration as provided in Section 2.01(e) and the transfer from QI-1 to QI-2 and the transfer from QI-3 to CSC Boston, as provided in Schedule 2.01(c) of the Disclosure Schedules.

              (b) Such warranty deeds in recordable form, bills of sale, endorsements, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in the applicable Cablevision Seller the right title and interest of the AT&T Sellers in accordance herewith in and to the AT&T Assets in a form or forms reasonably satisfactory to Holdings, which shall include, without limitation, a form or forms of AT&T Bill of Sale and General Assignment in the form of Exhibit F hereto.

              (c) A certificate signed by a principal officer of the AT&T Sellers, dated as of the Closing, representing and certifying as to the matters set forth in Sections 8.03 and 8.04.

              (d) The Assumption Agreements in the forms of Exhibits C-1 and C-2 and Exhibits D-1 and D-2 hereto.

              (e) An opinion of AT&T's Counsel, substantially in the form of Exhibit H hereto.

              (f) Evidence in form and substance reasonably satisfactory to Holdings that the consents and approvals referred to in Schedule 4.02 of AT&T's Disclosure Schedule and required as conditions to the transactions contemplated hereunder have been obtained and remain in effect.

              (g) A certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of each AT&T Party certifying that attached thereto are true, complete and correct copies of resolutions duly adopted by the board of directors (and, if applicable, the stockholders) of each AT&T Party authorizing the execution and delivery of the Transaction Documents to which such AT&T Party is a party and approving and adopting this Agreement.

7.   CONDITIONS TO THE OBLIGATIONS OF THE AT&T PARTIES.

         The obligations of the AT&T Parties to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions any of which may be waived in writing by AT&T.

         7.01 Waiting Period; Receipt of Consents.

              (a) The waiting period, if any, under the HSR Act and Rules, as the same may have been extended, shall have expired or been terminated without action taken to prevent the consummation of the transactions contemplated hereby.

              (b) All of the approvals and consents described in Schedule 3.02 of Cablevision Disclosure Schedule and marked with $ or * on such Schedule, and all of the approvals and consents described in Schedule
         4.02 of AT&T's Disclosure Schedule, and marked with * on such Schedule, shall have been obtained and shall be in full force and effect; provided that this condition, to the extent it relates to required approvals and consents of Governmental Authorities for cable franchises, will be deemed to be satisfied when (i) with respect to cable franchises which represent, in the aggregate, not less than 90% of the Basic Subscribers of the Cablevision CATV Systems and not less than 90% of the Basic Subscribers of the AT&T CATV Systems, such approvals and consents (A) have been received or (B) are deemed to have been received in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537) or (C) are not required under the applicable Cablevision CATV Instrument or AT&T CATV Instrument, as applicable, and
         (ii) any applicable waiting period (including extensions thereof) has expired with respect to the FCC Form 394 filed in connection with the requests for consent to the transfer of the cable franchises for which required approvals and consents have not then been obtained.

         7.02 Authority. All actions under the documents governing the Cablevision Entities necessary to authorize (a) the execution and delivery of the Transaction Documents by the Cablevision Entities and the performance by them of their obligations hereunder and thereunder and (b) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Cablevision Entities and shall be in full force and effect on the Closing Date.

         7.03 Performance. The Cablevision Entities shall have performed in all material respects their agreements and covenants under the Transaction Documents (including, without limitation, their covenants in Article 5 of this Agreement to the extent such are required to be performed at or prior to the Closing).

         7.04 Absence of Breach of Warranties and Representations. The representations and warranties of the Cablevision Entities contained in this Agreement, without regard to any references based on a "Material Adverse Change" or "materiality" contained therein, shall be true


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


and correct in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except (a) to the extent that such representations and warranties describe a condition at a specified time or on a specified date (in which event such representations and warranties shall be true and correct in all material respects at such specified time or date or when made, as applicable) or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the Cablevision CATV Business in accordance with Article 5 hereof between the date hereof and the Closing Date, or (b) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a material adverse effect on the Cablevision Entities' ability to consummate the transactions contemplated hereby or a Cablevision Material Adverse Effect.

         7.05 No Cablevision Material Adverse Change. Since September 30, 1999 and except as set forth in Schedule 3.04 of Cablevision's Disclosure Schedule, there has not been any change in the financial condition, properties, business or results of operations of the Cablevision CATV Business or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have a Cablevision Material Adverse Effect.

         7.06 Absence of Proceedings. No Judgment shall have been issued, and no action or proceeding shall have been instituted by, any Governmental Authority enjoining or preventing the consummation of the transactions contemplated hereby.

         7.07 FIRPTA Certificate. Each of the Cablevision Sellers shall have delivered to the AT&T Sellers a certification of non-foreign status in the form attached as Schedule 7.07 to Cablevision's Disclosure Schedule.

         7.08 MediaOne Closing. The closing of the merger pursuant to the Agreement and Plan of Merger, dated as of May 6, 1999, as amended, by and among AT&T Corp., Meteor Acquisition Inc. and MediaOne Group, Inc. shall have occurred.

8.   CONDITIONS TO THE OBLIGATIONS OF THE CABLEVISION ENTITIES.

         The obligations of the Cablevision Entities to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Holdings.

         8.01 Waiting Period; Receipt of Consents.

              (a) The waiting period, if any, under the HSR Act and Rules, as the same may have been extended, shall have expired or been terminated without action taken to prevent the consummation of the transactions contemplated hereby.

              (b) All of the approvals and consents described in Schedule 3.02 of Cablevision's Disclosure Schedule and marked with * on such Schedule, and all of the approvals and consents described in Schedule
         4.02 of AT&T's Disclosure Schedule, and
         marked with $ or * on such Schedule, shall have been obtained and shall be in full force and effect; provided that this condition, to the extent it relates to required approvals and consents of Governmental Authorities for cable franchises, will be deemed to be satisfied when
         (i) with respect to cable franchises which represent, in the aggregate, not less than 90% of the Basic Subscribers of the AT&T CATV Systems and not less than 90% of the Basic Subscribers of the Cablevision CATV Systems, such approvals and consents (A) have been received or (B) are deemed to have been received in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537) or (C) are not required under the applicable AT&T CATV Instrument or Cablevision CATV Instrument, as applicable, and (ii) any applicable waiting period (including extensions thereof) has expired with respect to the FCC Form 394 filed in connection with the requests for consent to the transfer of the cable franchises for which required approvals and consents have not then been obtained.

         8.02 Authority. All actions under the documents governing the AT&T Parties necessary to authorize (a) the execution and delivery of the Transaction Documents by the AT&T Parties and the performance by them of their obligations hereunder and thereunder and (b) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the AT&T Parties and shall be in full force and effect on the Closing Date.

         8.03 Performance. The AT&T Parties shall have performed in all material respects their agreements and covenants under the Transaction Documents (including, without limitation, their covenants in Article 5 of this Agreement to the extent such are required to be performed at or prior to the Closing).

         8.04 Absence of Breach of Representations and Warranties. The representations and warranties of the AT&T Parties contained in this Agreement, without regard to any references based on "Material Adverse Change" or "materiality" contained therein, shall be true and correct in all respects when made and on and as of the Closing Date with the same effect as if made on and as of such date, except (a) to the extent such representations and warranties describe a condition at a specified time or on a specified date (in which event such representations and warranties shall be true and correct in all material respects at such specified time or date or when made, as applicable) or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the AT&T CATV Business in accordance with Article 5 hereof between the date hereof and the Closing Date, or (b) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a material adverse effect on the AT&T Parties' ability to consummate the transactions contemplated by this Agreement or an AT&T Material Adverse Effect.


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


         8.05 No AT&T Material Adverse Change. Since September 30, 1999 and except as set forth in Schedule 4.04 of AT&T's Disclosure Schedule, there has not been any change in the financial condition, properties, business or results of operations of the AT&T CATV Business or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have an AT&T Material Adverse Effect.

         8.06 Absence of Proceedings. No Judgment shall have been issued, and no action or proceeding shall have been instituted by, any Governmental Authority enjoining or preventing the consummation of the transactions contemplated hereby.

         8.07 FIRPTA Certificate. Each of the AT&T Sellers shall have delivered to the Cablevision Sellers a certification of non-foreign status in the form attached as Schedule 8.07 to AT&T's Disclosure Schedule.

9.   COVENANTS.

         9.01 Compliance with Conditions. Each of the parties hereto covenants and agrees with the other to exercise reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied hereunder, and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

         9.02 Compliance with HSR Act and Rules.

              (a) Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and Rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed the HSR Report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, and taking all other action required by the HSR Act or Rules;
         (ii) coordinating the filing of such HSR Reports (and exchanging mutual information required to be disclosed therein) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of Holdings and AT&T, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

              (b) Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated hereby is challenged by the FTC or the DOJ or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation, then either AT&T or Holdings shall have the right to termi nate this Agreement unless the other of such parties, at its sole cost and expense, elects to contest such action, in which case the noncontesting party shall cooperate with the contesting party and assist the contesting party, as reasonably requested, to contest such action until such time as either party terminates this Agreement under this Section 9.02 or


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


         Article 12. In the event that such a stay or injunction is granted (preliminary or otherwise), then either AT&T or Holdings may terminate this Agreement by prompt written notice to the other. If any other form of equitable relief affecting any party is granted by the FTC, the DOJ or other such agency or instrumentality, then such party may terminate this Agreement by prompt written notice to the other party. To effectuate the intent of the foregoing provisions of this Section 9.02, the parties agree to exchange requested or required information in making the filings and in complying as above provided, and the parties agree to take all necessary steps to preserve the confidentiality of the information set forth in any filings including, without limitation, limiting disclosure of exchanged information to counsel for the nondisclosing party.

         9.03 Applications for Assignment of Contracts or CATV Instruments.

              (a) In order to secure requisite consents or approvals of the assignment to AT&T Sellers or the AT&T Designated Subsidiary, as applicable, of any Cablevision Contracts or Cablevision CATV Instruments, the AT&T Entities (with respect to Cablevision CATV Instruments) and the Cablevision Entities (with respect to Cablevision Contracts) shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. AT&T and Holdings shall use reasonable commercial efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within 45 days after the date of this Agreement.

              (b) In order to secure requisite consents or approvals of the assignment to Holdings of any AT&T Contracts or AT&T CATV Instruments, the Cablevision Entities (with respect to AT&T CATV Instruments) and the AT&T Entities (with respect to AT&T Contracts) shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. AT&T and Holdings shall use reasonable commercial efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within 45 days after the date of this Agreement.


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


              (c) Each party further agrees that it will not, without the prior written consent of the other party, take any action to amend or that would amend or modify any application filed as provided in Sections 9.03(a) and 9.03(b) after the date that such application is accepted as complete.

         9.04 Records and Related Matters. The Cablevision Entities and the AT&T Entities shall each make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven-year period after the Closing Date with respect to all transactions of the Cablevision CATV Business or the AT&T CATV Business (as the case may be) occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the Cablevision CATV Business or the AT&T CATV Business (as the case may be) for any period prior to the Closing. As used in this Section 9.04, the right of inspection includes the right to make copies at the requesting party's expense for reasonable business purposes.

         9.05 Subscriber Billing Services and Call Center Services.

              (a) Holdings will provide or cause to be provided to AT&T, upon request, customer billing services, at a cost to AT&T equal to Holdings' cost, and otherwise on terms and conditions reasonably satisfactory to each party, and access to and the right to use its billing system computers, software and related fixed assets in connection with the Cablevision CATV Systems acquired by AT&T for a period of up to 120 days following the Closing to allow for conversion of existing billing arrangements. AT&T will notify Holdings at least 30 days prior to the expected Closing Date as to whether it desires such transitional billing services from Holdings.

              (b) AT&T will provide or cause to be provided to Holdings, upon request, customer billing services and call center services, at a cost to Holdings equal to AT&T's cost, and otherwise on terms and conditions reasonably satisfactory to each party, and access to and the right to use its billing system and call center computers, software, systems and related fixed assets in connection with the AT&T CATV Systems acquired by Holdings for a period of up to 120 days following the Closing to allow for conversion of existing billing and call center arrangements. Holdings will notify AT&T at least 30 days prior to the expected Closing Date as to whether it desires such transitional billing and call center services from AT&T.

         9.06 Covenant Not to Compete.

              (a) Holdings covenants and agrees that for a period of three years after Closing (or, if the maximum period permitted by law is less than three years, such shorter maximum period), Holdings will not, and will cause its Subsidiaries, Cablevision Parent and all Subsidiaries of Cablevision Parent not to directly or indirectly, acquire, manage, operate or control, any terrestrial video cable television system, multichannel multipoint distribution system ("MMDS"), satellite master antenna system ("SMATV") or local multipoint distribution system ("LMDS") within the Cablevision Systems Area (or, if the maximum area by law is smaller than the Cablevision Systems Area, such smaller maximum area). Notwithstanding anything contained herein, (i) the ownership of securities of any company that is "publicly held" and that do not constitute more than 5% of the voting rights or equity interests of such entity shall not constitute a violation of this covenant, and (ii) this Section 9.06(a) shall not be construed to restrict ownership acquisition, management, operation or control of entities with respect to the direct broadcast satellite business or wireless services business or ownership, acquisition, management, operation or control of licenses relating to the foregoing, regardless of the services provided by such entities or the spectrum utilized by them.

              In no way limiting the scope of the carve out in the immediately preceding 9.06(a)(ii), but merely as a single example, Holdings or its Subsidiaries would be free to provide wireless local loop services that could include any distance voice and data services (including without limitation, video services via the Internet).

              (b) AT&T covenants and agrees that for a period of three years after Closing (or, if the maximum period permitted by law is less than three years, such shorter maximum period), AT&T will not, and will cause its Subsidiaries not to, directly or indirectly, acquire, manage, operate or control, any terrestrial video cable television system, MMDS, SMATV or LMDS within the AT&T Systems Area (or, if the maximum area by law is smaller than the AT&T Systems Area, such smaller maximum area). Notwithstanding anything contained herein, (i) the ownership of securities of any company that is "publicly held" and that do not constitute more than five percent (5%) of the voting rights or equity interests of such entity shall not constitute a violation of this covenant and (ii) this Section 9.06(b) shall not be construed to restrict ownership, acquisition, management, operation or control of entities with respect to the direct broadcast satellite business or wireless services business or ownership, acquisition, management, operation or control of licenses relating to the foregoing, regardless of the services provided by such entities or the spectrum utilized by them.

              In no way limiting the scope of the carve out in the immediately preceding 9.06(b)(ii), but merely as a single example, AT&T or its Subsidiaries would be free to provide wireless local loop services that could include any distance voice and data services (including without limitation, video services via the Internet).

              (c) For the avoidance of doubt, notwithstanding anything in
         Section 9.06(b), none of AT&T or any of its Subsidiaries or Affiliates shall be required to propose, negotiate, commit to or effect the sale, divestiture or disposition of, or any limitation or restriction with respect to, any property, business, assets, licenses, franchises or other rights of any current or future member of the Liberty Media Group in order to comply with Section 9.06(b).

              (d) None of AT&T or any AT&T Subsidiary shall act through any current or future member of the Liberty Media Group in order to in any way change, limit, circumvent or avoid any of its obligations under
         Section 9.06(b).


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


              (e) The parties hereto each acknowledge that in view of the uniqueness of the subject matter of this Section 9.06, a breach of the provisions of this Section 9.06 may result in irreparable injury and the parties would not have an adequate remedy at law for money damages in the event that this Section 9.06 were not performed in accordance with its terms. Therefore the parties hereto agree that each party shall be entitled to specific enforcement of the terms of this Section
         9.06 in addition to any other remedy to which a party may be entitled at law or in equity.

         9.07 Remaining Franchises.

              (a) In the event that a Closing under this Agreement occurs without the receipt of all consents and approvals to transfer all franchises included in the Cablevision CATV Business, the AT&T Parties and the Cablevision Entities covenant and agree to act in good faith to obtain the approval or consent of any Governmental Authorities that have not consented to the transfer of any franchises included in the Cablevision CATV Business (a "Cablevision Retained Franchise"). The parties will negotiate in good faith to reach an agreement on a franchise included in the AT&T CATV Business that is to the greatest extent possible like kind to such Cablevision Retained Franchise for purposes of Section 1031 of the Code and the applicable exchange (an "AT&T Matching Franchise"). An AT&T Retained Franchise may also be an AT&T Matching Franchise.

              (b) In the event that a Closing under this Agreement occurs without the receipt of all consents and approvals to transfer all franchises included in the AT&T CATV Business, the AT&T Parties and the Cablevision Entities covenant and agree to act in good faith to obtain the approval or consent of any Governmental Authorities that have not consented to the transfer of any franchises included in the AT&T CATV Business (an "AT&T Retained Franchise"). The parties will negotiate in good faith to reach an agreement on a franchise included in the Cablevision CATV Business that is to the greatest extent possible like kind to such AT&T Retained Franchise for purposes of Section 1031 of the Code and the applicable exchange (a "Cablevision Matching Franchise"). A Cablevision Retained Franchise may also be a Cablevision Matching Franchise.

              (c) The parties shall negotiate in good faith to reach agreement on one or more operating agreements pursuant to which the intended transferee of each Retained Franchise and Matching Franchise will operate such Retained Franchise and Matching Franchise to the extent not prohibited under the terms thereof, and for compensation as may be agreed upon, which operating agreements shall also contain any required signal sharing arrangements that the parties, each acting in good faith, may determine to be needed (the "Operating Agreements").

              (d) At the Closing, the applicable Cablevision Sellers, on the one hand, and the applicable AT&T Seller, on the other hand, shall transfer, convey and assign (the "Primary Transfer") all of the AT&T Assets other than any AT&T Retained Franchises and AT&T Matching Franchises and all of the Cablevision Assets other than any Cablevision Retained Franchises and Cablevision Matching Franchises.

              (e) Following the Closing of the Primary Transfer, the parties will continue to use commercially reasonable efforts to obtain on an expedited basis the required consents for all AT&T Retained Franchises and Cablevision Retained Franchises. The Operating Agreements will contain mutually acceptable terms regarding the post-Closing exchange or transfer (each, a "Subsequent Transfer") of the Retained Franchises and Matching Franchises after the receipt or failure to receive the required consents applicable to such Retained Franchises and Matching Franchises.

              (f) All references in this Agreement to the Closing and the Closing Date will mean the Closing and Closing Date of the Primary Transfer except as specifically provided otherwise in this Section 9.07(f). Without limiting the foregoing, all representations and warranties (except as to those required consents that have not been obtained) made in connection with the Retained Franchises and the Matching Franchises will be made as of the Closing Date rather than the date of the Subsequent Transfer, the other covenants in Article 5 will not apply to the Retained Franchises or the Matching Franchises following the Closing Date, and the Survival Period applicable under
         Section 10.01 for all such representations, warranties and covenants will accrue from the Closing Date; provided that the parties will negotiate in good faith to include appropriate covenants in the Operating Agreements that will apply to the Retained Franchises and the Matching Franchises following Closing. The closing conditions in Articles 7 and 8 will not apply to any Retained Franchise or Matching Franchise transfer; provided that the parties will negotiate in good faith to include appropriate conditions to the later transfer of the Retained Franchises and the Matching Franchises in the Operating Agreements. Notwithstanding the foregoing, the adjustments provided for in Section 2.06 will be made as of the Closing Date for both the Retained Franchises and the Matching Franchises.

              (g) If the provisions of this Section 9.07 become operative, the parties agree to use commercially reasonable efforts and act in good faith in taking such actions and negotiating such additional provisions or other agreements, including amendments to this Agreement, as may be necessary or appropriate to carry out the intent of this Section 9.07, including keeping franchise transfers effective.

10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER
     AGREEMENTS; INDEMNIFICATION.

         10.01 Survival of Representations, Warranties, Covenants and Other Agreements. All representations, warranties, covenants and agreements (other than the covenants and agreements which by their terms are to be performed after the Closing Date) made by the Cablevision Entities and the AT&T Parties in this Agreement shall survive the Closing for a period of six months, and shall thereafter terminate, except that Sections 3.06(d) and 4.06(d) shall survive the Closing for a period of two years and Sections 3.05, 3.06(a), 4.05 and 4.06(a) shall survive until 30 days after the expiration of the applicable statute of limitations periods. Covenants and agreements to be performed by their terms following the Closing shall survive in accordance with their terms.


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


         10.02 Indemnification by the Cablevision Sellers.

              (a) Indemnity. Subject to Section 10.01, following the Closing, the Cablevision Sellers, jointly and severally, agree to indemnify, defend and hold harmless AT&T, its affiliates and its respective shareholders, directors, officers, partners, employees, agents, successors and assigns (a "Cablevision Indemnified Party"), from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees) (collectively, "Losses") to which they may become subject as a direct result of (i) any and all misrepresentations or breaches of a representation or warranty of the Cablevision Entities herein or the nonperformance or breach of any covenants or agreements of the Cablevision Entities contained herein, (ii) the ownership and operation of the AT&T Assets and the AT&T CATV Business after the Closing, including the Cablevision Assumed Liabilities, or (iii) the ownership and operation of the Cablevision Assets and the Cablevision CATV Business before the Closing. Any notice of a claim for indemnification pursuant to Section 10.02(a)(i) must be made in writing prior to the expiration of the applicable representation, warranty, covenant or agreement under Section 10.01.

              (b) Payment. Any obligations of the Cablevision Sellers under the provisions of this Article 10 shall be paid in cash promptly to a Cablevision Indemnified Party by the Cablevision Sellers and shall represent a retrospective adjustment to the Exchange 1 Cash Consideration or the Exchange 2 Cash Consideration, as applicable. The amount of such payment (and adjustment) shall be equal to the amount of the Loss incurred by the Cablevision Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the Cablevision Indemnified Party under any insurance, indemnity or similar policy or arrangement. Notwithstanding anything contained herein to the contrary, the indemnification provided above in Section 10.02(a)(i) shall not apply:
         (i) to misrepresentations or breaches of representations or warranties of the Cablevision Entities or the nonperformance or breach of any of the covenants or agreements of the Cablevision Entities (other than any nonperformance or breach of the Cablevision Special Indemnity Covenants (as defined below)) until after the aggregate of all such amounts subject to indemnification or payment (as a result of such misrepresentation, breach or nonperformance of the Cablevision Entities)(and excluding any amounts attributable to any nonperformance or breaches of the Cablevision Special Indemnity Covenants hereunder) by the Cablevision Entities under this Section 10.02(b)(i) and by Holdings under Section 10.02(b)(i) of the Merger Agreement (and excluding any amounts attributable to any nonperformance or breaches of the Cablevision Special Indemnity Covenants thereunder) exceeds $9,000,000 and shall only apply to amounts above $9,000,000; and (ii) to the nonperformance or breach between the date hereof and the Closing Date of any of the covenants or agreements of the Cablevision Entities set forth in Sections 5.01(a) through (g), 5.01(h)(i) through (vi), 5.01(h)(ix) (as applied to agreements to do any matters in Section 5.01(h)(i) through (vi)), and 5.05(a) (the "Cablevision Special Indemnity Covenants") until the aggregate of all such amounts subject to indemnification or payment (as a result of the nonperformance or breach of the Cablevision Special Indemnity Covenants under this Section 10.02(b)(ii), and Section 10.02(b)(ii) of the Merger Agreement) exceeds $250,000 and shall only apply to amounts above $250,000; provided, that in the event a claim arises with respect to an item covered by both Section 10.02(b)(i) and Section 10.02(b)(ii), the $9,000,000 threshold shall apply to the claim under Section 10.02(b)(i) and the $250,000 threshold shall apply to the claim under Section 10.02(b)(ii), without duplication. The maximum aggregate amount that the Cablevision Sellers and their Affiliates will be required to pay under this Section 10.02 and under Section 10.02 of the Merger Agreement in respect of all claims by all parties under both agreements is $90,000,000. Notwithstanding the preceding, (x) neither the minimum nor maximum limits specified in this Section 10.02 shall apply to the indemnity with respect to Cablevision Assumed Liabilities, Taxes or the obligation to pay post-Closing adjustments pursuant to Section 2.04 or
         2.05 and (y) the maximum $90,000,000 limit specified in this Section
         10.02 shall not apply to claims under Section 5.01(h)(ii).

              (c) Sole Remedy. In no event will a claim to be indemnified by the Cablevision Sellers under the Merger Agreement be entitled to indemnification by the Cablevision Sellers under this Agreement. AT&T further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any misrepresentation or breach of the representations and warranties of the Cablevision Entities herein or the nonperformance or breach of any covenants or agreements of the Cablevision Entities herein (other than covenants or agreements which by their terms are to be performed after the Closing
         Date) shall be against the Cablevision Sellers pursuant to the indemnification provisions set forth in this Section 10.02. In furtherance of the foregoing, AT&T hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Cablevision Sellers and their respective affiliates relating to the subject matter of this Agreement arising under or based upon any federal, State, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 10 and under Article 10 of the Merger Agreement and except for its right to seek another remedy under
         Section 9.06).

         10.03 Indemnification by the AT&T Sellers and the AT&T Designated Subsidiary.

              (a) Indemnity. Subject to Section 10.01, following the Closing, the AT&T Sellers and the AT&T Designated Subsidiary, if applicable, jointly and severally, agree to indemnify, defend and hold harmless Holdings, its affiliates and its respective shareholders, directors, officers, partners, employees, agents, successors and assigns (an "AT&T Indemnified Party"), from and against all Losses to which they may become subject as a direct result of (i) any and all misrepresentations or breaches of a representation or warranty of the AT&T Parties herein or the nonperformance or breach of any covenants or agreements of the AT&T Parties contained herein, (ii) the ownership and operation of the Cablevision Assets and the Cablevision CATV Business after the Closing, including the AT&T Assumed Liabilities, or (iii) the MediaOne Social Contract or the ownership and operation of the AT&T Assets and the AT&T CATV Business


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


         before the Closing. Any notice of a claim for indemnification pursuant to Section 10.03(a)(i) must be made in writing prior to the expiration of the applicable representation, warranty, covenant or agreement under
         Section 10.01.

              (b) Payment. Any obligations of the AT&T Sellers and the AT&T Designated Subsidiary under the provisions of this Article 10 shall be paid promptly in cash to an AT&T Indemnified Party by the AT&T Sellers and the AT&T Designated Subsidiary and shall represent a retrospective adjustment to the Exchange 1 Cash Consideration or the Exchange 2 Cash Consideration, as applicable. The amount of such payment (and adjustment) shall be equal to the amount of the Loss incurred by the AT&T Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the AT&T Indemnified Party under any insurance, indemnity or similar policy or arrangement. Notwithstanding anything contained herein to the contrary, the indemnification provided above in Section 10.03(a)(i) shall not apply: (i) to misrepresentations or breaches of representations or warranties of the AT&T Parties or the nonperformance or breach of any of the covenants or agreements of the AT&T Parties (other than any nonperformance or breach of the AT&T Special Indemnity Covenants (as defined below)) until after the aggregate of all amounts subject to indemnification or payment (as a result of such misrepresentation, breach or nonperformance of the AT&T Parties) by the AT&T Sellers and the AT&T Designated Subsidiary, if applicable, under this Section 10.03(b)(i) (and excluding any amounts attributable to any nonperformance or breaches of the AT&T Special Indemnity Covenants hereunder) and by AT&T under Section 10.03(b)(i) of the Merger Agreement (and excluding any amounts attributable to any nonperformance or breaches of the AT&T Special Indemnity Covenants thereunder) exceeds $9,000,000 and shall only apply to amounts above $9,000,000; and (ii) to the nonperformance or breach between the date hereof and the Closing Date of any of the covenants or agreements of the AT&T Entities set forth in Sections 5.02(a) through (g), 5.02(h)(i) through (vi), 5.01(h)(ix) (as applied to agreements to do any matters in Section 5.02(h)(i) through (vi)) and 5.05(b) (the "AT&T Special Indemnity Covenants") until after the aggregate of all such amounts subject to indemnification or payment (as a result of the nonperformance or breach of the AT&T Special Indemnity Covenants under this Section 10.03(b)(ii) and Section 10.03(b)(ii) of the Merger Agreement) exceeds $250,000 and shall only apply to amounts above $250,000; provided, that in the event a claim arises with respect to an item covered by both Section 10.03(b)(i) and Section 10.03(b)(ii), the $9,000,000 threshold shall apply to the claim under Section 10.03(b)(i) and the $250,000 threshold shall apply to the claim under Section 10.03(b)(ii), without duplication. The maximum aggregate amount that the AT&T Sellers and the AT&T Designated Subsidiaries and their Affiliates will be required to pay under this Section 10.03 and under Section 10.03 of the Merger Agreement in respect of all claims by all parties under both agreements is $90,000,000. Notwithstanding the preceding, (x) neither the minimum nor maximum limits specified in this Section shall apply to the indemnity with respect to AT&T Assumed Liabilities, Taxes or the obligation to pay post-Closing adjustments pursuant to Section 2.04 or
         2.05 and (y) the maximum $90,000,000 limit specified in this Section
         10.03 shall not apply to claims under Section 5.02(h)(ii).


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


              (c) Sole Remedy. In no event will a claim to be indemnified by the AT&T Entities under the Merger Agreement be entitled to indemnification by the AT&T Sellers and the AT&T Designated Subsidiaries under this Agreement. Holdings further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any misrepresentation or breach of the representations and warranties of the AT&T Parties herein or the nonperformance or breach of any covenants or agreements of the AT&T Parties herein (other than covenants or agreements which by their terms are to be performed after the Closing Date) shall be pursuant to the indemnification provisions set forth in this Section 10.03. In furtherance of the foregoing, Holdings hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the AT&T Parties and their respective affiliates relating to the subject matter of this Agreement arising under or based upon any federal, State, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 10 and under Article 10 of the Merger Agreement and except for its right to seek another remedy under Section 9.06).

         10.04 Third Party Claims. If any claim ("Asserted Claim") covered by the foregoing indemnities is asserted against any indemnified party ("Indemnitee"), it shall be a condition to the obligations under this Article 10 that Indemnitee shall promptly give the indemnifying party ("Indemnitor") notice thereof in accordance with Section 13.06. The failure to give such prompt notice will not relieve Indemnitor of its indemnity obligations hereunder with respect thereto, except to the extent that Indemnitor is materially prejudiced by such failure. Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation in connection with such defense. If Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to Indemnitee for its expenses reasonably incurred in connection therewith, which Indemnitor shall promptly pay. Neither Indemnitor nor Indemnitee shall settle, compromise, or make any other disposition of any Asserted Claims that would or might result in any liability to Indemnitee or Indemnitor, respectively, under this Article 10 without the written consent of Indemnitee or Indemnitor, respectively, which shall not be unreasonably withheld. In addition, Indemnitor will not settle, compromise or make any other disposition of any Asserted Claim unless (a) such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff to Indemnitee of a release from all liability with respect to such Asserted Claim, (b) injunctive or other equitable relief would not be imposed against Indemnitee as a result thereof, or (c) such settlement or compromise would not increase the liability of Indemnitee for the payment of any Tax for any period.

11.  FURTHER ASSURANCES.

         From time to time after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other party and take such other


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


actions as the other party reasonably may request to effect the purposes and intent of this Agreement.

12.  CLOSING.

         12.01 Closing. The Closing shall take place contemporaneously with the closing of the transactions under the Merger Agreement, at the offices of Holdings' outside counsel at 10:00 a.m., local time, on the tenth Business Day after all the conditions to the Closing as provided in Articles 7 and 8 (other than deliveries or other actions to be taken at Closing) and all the conditions to the Closing under the Merger Agreement provided in Articles 7 and 8 thereof (other than deliveries or other actions to be taken at the Closing under the Merger Agreement) have been satisfied (or waived by the party entitled to the benefit thereto) (the "Closing Date"). At the Closing, the parties hereto shall execute and deliver all instruments and documents as shall be necessary in the reasonable opinion of counsel for the respective parties to consummate the transactions contemplated herein.

         12.02 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

              (a) at any time, by the mutual written agreement of AT&T and Holdings;

              (b) by AT&T, upon and effective as of the date of written notice to Holdings, pursuant to the termination provision of Section 5.01(h)(vii);

              (c) by Holdings, upon and effective as of the date of written notice to AT&T, pursuant to the termination provisions of 5.02(h)(vii);

              (d) by Holdings or AT&T, upon and effective as of the date of written notice to the other, pursuant to the termination provisions of
         Section 9.02;

              (e) by Holdings or AT&T, upon written notice to the other, if the Closing has not occurred prior to April 18, 2001 (the "Outside Closing Date"), for any reason other than a material breach or default by such party or its affiliates of their respective covenants, agreements or other obligations under this Agreement; or

              (f) by Holdings or AT&T upon the termination of the Merger Agreement in accordance with its terms for any reason other than a material breach or default by such party or any of its affiliates of their respective covenants, agreements or other obligations under the Merger Agreement.

         12.03 Remedies Upon Default. Termination of this Agreement under
Section 12.02 (b) through (f) will not impair any remedies any party may have with respect to the breach by any of the other parties of their respective obligations under this Agreement. Notwithstanding a party's right to pursue remedies for breach of contract upon termination of this Agreement in accordance with Section 12.02, no remedies for breaches of representations and warranties will be available if this Agreement is terminated in accordance with Section 12.02.


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


13.  MISCELLANEOUS.

         13.01 Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

         13.02 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof other than the Confidentiality Agreement referred to in Section 5.05(a), the Merger Agreement and any other agreement or document executed on or prior to the date of this Agreement that expressly refers to this Section 13.02. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

         13.03 Names.

              (a) The parties agree that Holdings and its affiliates shall retain the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" or any and all derivations thereof and after the Closing, AT&T shall remove or delete the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" or any and all derivations thereof from the Cablevision Assets as soon as reasonably practicable but in any event by the 120th day following the Closing. From and after the 120th day following the Closing, Holdings and its affiliates shall retain all of their right, title and interest in and to the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" and any and all derivations thereof. Notwithstanding the foregoing, nothing in this
         Section 13.03(a) will require any party to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in consumer homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable.

              (b) The parties agree that AT&T and its affiliates shall retain the right to use the names "AT&T," "MediaOne," "Continental Cablevision," "U.S. Cablevision," "American Cablesystems" or any and all derivations thereof and after the Closing, Holdings shall remove or delete the names "AT&T," "MediaOne," "Continental Cablevision," "U.S. Cablevision," "American Cablesystems" or any and all derivations thereof from the AT&T Assets as soon as reasonably practicable but in any event by the 120th day following the Closing. From and after the 120th day following the Closing,


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


         AT&T and its affiliates shall retain all of their right, title and interest in and to the names "AT&T," "MediaOne," "Continental Cablevision," "U.S. Cablevision," "American Cablesystems" and any and all derivations thereof. Notwithstanding the foregoing, nothing in this
         Section 13.03(b) will require any party to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in consumer homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable.

         13.04 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that any party may assign any or all of its rights or obligations under this Agreement to any Person that is a wholly owned subsidiary of such party; but only if such assignment will not give rise to any material requirements for additional required consents, and will not, in the reasonable judgment of the other party, delay the Closing or affect the tax treatment of the transaction contemplated herein. In addition, a party may assign any or all of its rights or obligations under this Agreement to a "qualified intermediary" engaged by such party to effectuate a deferred like-kind exchange under Section 1031 of the Code, and the other parties agree in connection with such an assignment to take such actions and execute such documents as may be reasonably requested by the assigning party in order to facilitate such party's intent to effectuate a deferred like-kind exchange. In addition, AT&T may assign the obligation to acquire the Cablevision Assets owned by CSC Brookline to an AT&T Designated Subsidiary by giving notice to such effect in accordance with Section 13.06 hereof. No assignment will relieve an assigning party of its agreements and obligations hereunder. Notwithstanding the foregoing, after the Closing (i) neither Cablevision Seller will, directly or indirectly, sell, convey, transfer or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions) to any Person, or liquidate or dissolve unless in connection with such transaction the obligations of such Cablevision Seller under this Agreement are assumed in writing by either (a) the Person that acquires or succeeds to all or substantially all of such Cablevision Seller's assets or (b) Cablevision Systems Corporation and (ii) neither AT&T Seller nor the AT&T Designated Subsidiary (if applicable) will, directly or indirectly, sell, convey, transfer or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions) to any Person, or liquidate or dissolve unless in connection with such transaction the obligations of such AT&T Seller or the AT&T Designated Subsidiary, as applicable, under this Agreement are assumed in writing by either (a) the Person that acquires or succeeds to all or substantially all of such AT&T Seller's or the AT&T Designated Subsidiary's assets or (b) AT&T Corp.

         13.05 Construction; Counterparts. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.06 Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person, faxed (with confirmation) or three Business Days after such notice is enclosed in a properly sealed envelope, certified or


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


registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one Business Day after delivery to a nationally recognized overnight courier service, and addressed as follows:

         If to Holdings or any other Cablevision Entity:

                                     c/o Cablevision Systems Corporation
                                     1111 Stewart Avenue
                                     Bethpage, New York 11714
                                     Telephone:  (516) 803-2300
                                     Facsimile:  (516) 803-2577
                                     Attention:  General Counsel

         copies to:                  Cablevision Systems Corporation
                                     1111 Stewart Avenue
                                     Bethpage, New York 11714
                                     Telephone:  (516) 803-2300
                                     Facsimile:  (516) 803-2577
                                     Attention:  General Counsel

                                         and

                               Sullivan & Cromwell

                                     125 Broad Street
                                     New York, New York 10004
                                     Telephone:  (212) 558-4000
                                     Facsimile:  (212) 558-3588
                                     Attention:  John P. Mead

         If to AT&T or any other AT&T Party:

                               c/o AT&T Broadband

                                     9197 Peoria Street
                                     Englewood, Colorado 80112
                                     Telephone:  (720) 875-4723
                                     Facsimile:  (720) 875-5396
                                     Attention:  Carol O'Keeffe

                                     AT&T Corp.
                                     295 North Maple Avenue
                                     Basking Ridge, NJ  07920
                                     Attention:  Marilyn Wasser, Esq.
                                                     Corporate Secretary
                                     Telephone:  (908) 221-6600
                                     Facsimile:  (908) 221-6618




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



         copies to:                  Sherman & Howard L.L.C.
                                     633 17th Street, Suite 3000
                                     Denver, Colorado 80202
                                     Telephone:  (303) 299-8134
                                     Facsimile:  (303) 298-0940
                                     Attention:  Arlene S. Bobrow, Esq.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.06.

         13.07 Expenses of the Parties. Except as otherwise provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by Holdings, in the case of all such items incurred by the Cablevision Entities, or by AT&T, in the case of all such items incurred by the AT&T Entities.

         13.08 Non-Recourse. No partner, officer, director, shareholder or other holder of an ownership interest of or in any party to this Agreement shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

         13.09 Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement except as expressly provided to the contrary in
Article 10.

         13.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

         13.11 Press Releases. No press release or other public information relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by any party hereto without the consent of the other parties; provided, however, that any party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party; and provided further that such party shall notify the other as soon as reasonably practicable prior to the issuance of such press release.

         13.12 Severability. If any provision of this Agreement is finally determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement, which shall continue in full force and effect subject to the conditions and provisions hereof.

         13.13 Late Payments. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Prime Rate plus 2%, adjusted as when changes in the Prime Rate are made; provided that this Section 13.13 shall not relieve any party from any responsibility or liability for any breach of this Agreement.


                            (SIGNATURE PAGE FOLLOWS)


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CSC HOLDINGS, INC.


                                        By: /s/ William J. Bell
                                            ---------------------------------
                                            Name:   William J. Bell
                                            Title:  Vice Chairman

                                        CABLEVISION OF BROOKLINE, L.P.


                                        By: /s/ William J. Bell
                                            ---------------------------------
                                            Name:   William J. Bell
                                            Title:  Vice Chairman

                                        CABLEVISION OF BOSTON, INC.


                                        By: /s/ William J. Bell
                                            ---------------------------------
                                            Name:   William J. Bell
                                            Title:  Vice Chairman

                                        AT&T CORP.


                                        By: /s/ Daniel Somers
                                            ---------------------------------
                                            Name:  Daniel Somers
                                            Title: Senior Executive Vice
                                                   President


                                       77